Exhibit 4.12

SMURFIT KAPPA TREASURY UNLIMITED COMPANY,
as Issuer,

SMURFIT KAPPA ACQUISITIONS UNLIMITED COMPANY,
as a Parent Guarantor,

SMURFIT KAPPA HOLDINGS LIMITED,
as a Parent Guarantor,

SMURFIT KAPPA INVESTMENTS LIMITED,
as a Parent Guarantor,

SMURFIT KAPPA GROUP PLC,
as a Parent Guarantor,

the Subsidiary Guarantors named herein,

DEUTSCHE TRUSTEE COMPANY LIMITED,
as Trustee,

DEUTSCHE BANK AG, LONDON BRANCH,
as Paying Agent

and

DEUTSCHE BANK LUXEMBOURG S.A.,
as Transfer Agent and Registrar

INDENTURE

Dated as of September 22, 2021

0.50% Senior Notes due 2029

1.00% Senior Notes due 2033

TABLE OF CONTENTS

i

SECTION 11.9	No Adverse Interpretation of Other Agreements	66
SECTION 11.10	No Personal Liability of Directors, Officers, Employees, Incorporators or Stockholders	66
SECTION 11.11	Currency Indemnity	66
SECTION 11.12	Currency Calculation	67
SECTION 11.13	Information	67
SECTION 11.14	Successors	67
SECTION 11.15	Counterpart Originals	67
SECTION 11.16	Severability	67
SECTION 11.17	Table of Contents, Headings, etc	67

SCHEDULES

Schedule A -	Subsidiary Guarantors

EXHIBITS

Exhibit A-1 -	Form of 2029 Global Note
Exhibit A-2	Form of 2033 Global Note
Exhibit B-1 -	Form of 2029 Definitive Note
Exhibit B-2	Form of 2033 Definitive Note
Exhibit C-1 -	Form of Transfer Certificate for Transfer from 2029 Rule 144A Global Note to 2029 Regulation S Global Note
Exhibit C-2	Form of Transfer Certificate for Transfer from 2033 Rule 144A Global Note to 2033 Regulation S Global Note
Exhibit D -	Form of Supplemental Indenture
Exhibit E	New Safekeeping Structure Duties

v

INDENTURE, dated as of September 22, 2021, among: (i) Smurfit Kappa Treasury Unlimited Company, a public unlimited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “Issuer”), (ii) Smurfit Kappa Acquisitions Unlimited Company, a public unlimited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (“SKA”), (iii)      Smurfit Kappa Holdings Limited, a private limited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (“SKHL”), (iv)      Smurfit Kappa Investments Limited, a private limited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (“SKIL”), and (v) Smurfit Kappa Group plc, a public limited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (“SKG” together with SKA, SKHL and SKIL, the “Parent Guarantors”), (vi) the Subsidiary Guarantors named in Schedule A hereto, (vii) Deutsche Trustee Company Limited, as Trustee, (viii) Deutsche Bank AG, London Branch, as Paying Agent and (ix) Deutsche Bank Luxembourg S.A., as Transfer Agent and Registrar.

The Issuer has duly authorized the creation and issuance of its 0.50% Senior Notes due 2029 issued on the date hereof (the “Original 2029 Notes”) and the creation and issuance of its 1.00% Senior Notes due 2033 issued on the date hereof (the “Original 2033 Notes” and, together with the Original 2029 Notes, the “Original Notes”) and the Issuer may issue, from time to time after the date hereof, an unlimited principal amount of additional securities having identical terms and conditions as any series of the Original 2029 Notes (the “Additional 2029 Notes” and, together with the Original 2029 Notes, the “2029 Notes”) or any series of the Original 2033 Notes (the “Additional 2033 Notes” and, together with the Original 2033 Notes, the “2033 Notes”); and, to provide therefor, the Issuer has duly authorized the execution and delivery of this Indenture. The Additional 2029 Notes and the Additional 2033 Notes, collectively, shall be referred to herein as the “Additional Notes”. The Original Notes and the Additional Notes, collectively, shall be referred to herein as the “Notes”. The aggregate principal amount of 2029 Notes that shall be issued on the date hereof equals €500.0 million and the aggregate principal amount of 2033 Notes that shall be issued on the date hereof equals €500.0 million.

Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1         Definitions. For purposes of this Indenture, unless otherwise specifically indicated herein, the term “consolidated” with respect to any Person refers to such Person consolidated with its Subsidiaries. In addition, for purposes of the following definitions and this Indenture generally, all ratios and computations based on IFRS shall be made in accordance with IFRS and shall be based upon the consolidated financial statements of SKG and its subsidiaries prepared in conformity with IFRS. As used in this Indenture, the following terms shall have the following meanings:

“2029 Notes” shall have the meaning set forth in the preamble to this Indenture.

“2033 Notes” shall have the meaning set forth in the preamble to this Indenture.

“Additional Amounts” shall have the meaning set forth in Section 4.20(b).

“Additional 2029 Notes” shall have the meaning set forth in the preamble to this Indenture.

“Additional 2033 Notes” shall have the meaning set forth in the preamble to this Indenture.

“Additional Notes” shall have the meaning set forth in the preamble to this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control”, as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Paying Agent, Registrar or Transfer Agent.

“Agent Members” shall have the meaning set forth in Section 2.16(a).

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with IFRS.

“Authenticating Agent” shall have the meaning set forth in Section 2.2.

“Authorized Agent” shall have the meaning set forth in Section 11.8.

“Bankruptcy Law” means (i) for purposes of the Issuer, any bankruptcy, insolvency, winding-up or other similar statute (including the relevant provisions of the Irish Companies Act 2014 and the examinership court protection procedure), regulation or provision of any jurisdiction in which the Issuer is organized or conducting business and (ii) for purposes of the Trustee and the Holders, Title 11, U.S. Code or any similar United States Federal, state or foreign law for the relief of creditors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means: (1) with respect to a corporation, the board of directors (or analogous governing body) of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the board of directors of the general partner of the partnership; (3) with respect to any limited liability company, the managing member or members (or analogous governing body) or any controlling committee of managing members thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a duly authorized resolution of the Board of Directors of the Issuer certified by an Officer and delivered to the Trustee.

“Bund Rate” as selected by the Issuer with respect to any relevant date, means the rate per annum at the time of computation equal to the equivalent yield to maturity as of such date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such relevant date, where:

“Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such redemption date to June 22, 2029, in the case of the 2029 Notes, and June 22, 2033, in the case of the 2033 Notes, and that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the Notes and of a maturity most nearly equal to June 22, 2029, in the case of the 2029 Notes, and June 22, 2033, in the case of the 2033 Notes; provided, however, that, if the period from such redemption date to June 22, 2029, in the case of the 2029 Notes, and June 22, 2033, in the case of the 2033 Notes, is less than one year, a fixed maturity of one year shall be used;

“Comparable German Bund Price” means, with respect to any relevant date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if the Issuer obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;

“Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Issuer in consultation with the Trustee; and

“Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any relevant date, the average as determined by the Issuer of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference German Bund Dealer at 3:30 p.m. Frankfurt, Germany, time on the third Business Day preceding the relevant date.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City, Dublin or London.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of a company, shares of such company;

(3)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(4)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(5)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

provided that debt securities convertible into interests specified in (1) through (5) above shall not be deemed “Capital Stock.”

“Change in Tax Law” shall have the meaning set forth in Paragraph 8 of any Note.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or transfer of SKA’s Voting Stock), in one or a series of related transactions, of all or substantially all of the properties or assets of SKA and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than another Parent Guarantor;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Issuer; or

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) other than a Parent Guarantor or other direct or indirect parent company that is wholly owned by a Parent Guarantor becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of SKA, measured by voting power rather than number of shares.

“Change of Control Offer” shall have the meaning set forth in Section 4.19(a).

“Change of Control Payment” shall have the meaning set forth in Section 4.19(a).

“Change of Control Payment Date” shall have the meaning set forth in Section 4.19(a).

“Change of Control Repurchase Event” means, with respect to any series of Notes, the occurrence of a Change of Control where:

(1)	if there are two Rating Agencies engaged by SKA or the Issuer providing ratings for such series of Notes on the first day of the Change of Control Trigger Period with respect to such Change of Control and if on such day such series of Notes is rated by both Rating Agencies as having an Investment Grade rating, both Rating Agencies engaged by SKA or the Issuer cease to rate such series of Notes Investment Grade during such Change of Control Trigger Period;

(2)	if there are three Rating Agencies engaged by SKA or the Issuer providing a rating for such series of Notes on the first day of the Change of Control Trigger Period with respect to such Change of Control and if on such day such series of Notes is rated by all such Rating Agencies as having an Investment Grade rating, two or more Rating Agencies engaged by SKA or the Issuer cease to rate such series of Notes as Investment Grade during such Change of Control Trigger Period; or

(3)	if on the first day of the Change of Control Trigger Period with respect to such Change of Control, such series of Notes is rated by at least two Rating Agencies engaged by SKA or the Issuer and at least one such Rating Agency has then rated such series of Notes as having a rating below Investment Grade and (a) there is a decrease in the rating of such series of Notes by two (or one, if only one Rating Agency has rated such series of Notes as Investment Grade immediately prior to such Change of Control Trigger Period and such Rating Agency ceases to rate such series of Notes as Investment Grade during such Change of Control Trigger Period as a result of such downgrade) Rating Agencies during the Change of Control Trigger Period, which decrease results in the rating on such series of Notes by each such Rating Agency being at least one rating category below the rating of such series of Notes issued by each such Rating Agency immediately preceding the Change of Control Trigger Period (provided that any downgrade by any Rating Agency that rated such series of Notes as Investment Grade immediately prior to such Change of Control Trigger Period will be disregarded for purposes of this clause (3) unless such Rating Agency engaged by SKA or the Issuer ceases to rate such series of Notes as Investment Grade during such Change of Control Trigger Period as a result of such downgrade); or (b) all Rating Agencies engaged by SKA or the Issuer have rated such series of Notes as having a rating below Investment Grade on the first day of the Change of Control Trigger Period and there is a decrease in the rating of such series of Notes by at least one Rating Agency during the Change of Control Trigger Period, which decrease results in the rating on such series of Notes by such Rating Agency being at least one rating category below the rating of such series of Notes issued by such Rating Agency immediately preceding the Change of Control Trigger Period; or (c) a change of control is deemed to occur under any series of Existing Senior Notes and SKA or the Issuer, as the case may be, is required to make an offer to repurchase any such Existing Senior Notes as a result of such change of control pursuant to the indentures governing such Existing Senior Notes;

provided, however, that if there are not at least two Rating Agencies engaged by SKA or the Issuer providing a rating for any series of Notes on the first day of any Change of Control Trigger Period, a Change of Control Repurchase Event with respect to such series of Notes shall be deemed to have occurred. Notwithstanding the foregoing, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Change of Control Trigger Period” means, with respect to any Change of Control, the period commencing upon the earlier of (i) the occurrence of such Change of Control or (ii) 90 days prior to the date of the first public announcement of such Change of Control (or pending Change of Control) and ending 90 days following consummation of such Change of Control (which Change of Control Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies engaged by SKA or the Issuer has publicly announced that it is considering a possible downgrade of the Notes).

“Clearing Agency” means one or more of Euroclear, Clearstream Banking, or the successor of either of them, in each case acting directly, or through a custodian, nominee or depository.

“Clearstream Banking” means Clearstream Banking S.A.

“Closing Date” means the date of this Indenture.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission, or any successor entity thereof from time to time.

“Common Safekeeper” means the common safekeeper for Euroclear and Clearstream Banking, which shall initially be Clearstream Banking until a successor, if any, replaces it, and thereafter means the successor serving hereunder.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total amount of all assets of SKG and its Subsidiaries, determined on a consolidated basis in accordance with IFRS, as of the end of the most recent fiscal quarter for which SKG’s financial statements are available (but which may give pro forma effect to the acquisition of any assets or liabilities following the end of such recent fiscal quarter up to and including the determination date), less the sum of:

(1)	SKG’s consolidated current liabilities as of such quarter end (other than (a) short-term borrowings and (b) long-term debt due within one year), determined on a consolidated basis in accordance with IFRS; and

(2)	SKG’s consolidated assets that are properly classified as intangible assets as of such quarter end, determined on a consolidated basis in accordance with IFRS.

“Consolidated Total Assets” means, as of any date of determination, the total amount of all assets of SKG and its Subsidiaries, determined on a consolidated basis in accordance with IFRS, as of the end of the most recent fiscal quarter for which SKG’s financial statements are available.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any dividend or other obligation that, in each case, does not constitute Indebtedness (“primary obligation”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent.

“Covenant Defeasance” shall have the meaning set forth in Section 8.3.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Default Interest Payment Date” shall have the meaning set forth in Section 2.13.

“Definitive Notes” means Notes in definitive registered form substantially in the form of Exhibits B-1 and B-2 hereto.

“Euroclear” means Euroclear Bank SA/NV.

“Euronext Dublin” shall have the meaning set forth in Section 2.3.

“Event of Default” shall have the meaning set forth in Section 6.1.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Existing Senior Notes” means the Existing SKA Senior Notes and the €750.0 million in aggregate principal amount outstanding of 1.50% Senior Notes due 2027 issued by the Issuer.

“Existing SKA Senior Notes” means the (i) €250.0 million in aggregate principal amount outstanding of 2.75% Senior Notes due 2025 issued by SKA; and (ii) €1,000.0 million in aggregate principal amount outstanding of 2.875% Senior Notes due 2026 issued by SKA.

“Fitch” means Fitch, Inc., a subsidiary of Fimalac, S.A., and its successors.

“Global Notes” means the Regulation S Global Notes and the Rule 144A Global Notes.

“guarantee” means a guarantee, contingent or otherwise, of all or any part of any Indebtedness (other than by endorsement of negotiable instruments for collection in the ordinary course of business), including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof.

“Guarantee” means any guarantee by a Guarantor of the Issuer’s obligations under this Indenture and the Notes pursuant to the terms of this Indenture.

“Guarantee Obligations” shall have the meaning set forth in Section 10.1(a).

“Guarantor” means the Parent Guarantors, the Subsidiary Guarantors and their respective successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under: (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; and (2) other similar agreements or arrangements designed to enable such Person to manage fluctuations in interest rates.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“IFRS” means International Financial Reporting Standards as adopted by the European Union, International Financial Reporting Interpretations Committee as in effect as of the date of this Indenture; provided, however, that all reports and other financial information provided by the Issuer to the Holders and/or the Trustee shall be prepared in accordance with IFRS as in effect on the date of such report or other financial information. All ratios and computations based on IFRS contained in this Indenture will be computed in conformity with IFRS.

“Indebtedness” means, with respect to any specified Person, any Indebtedness of such Person, whether or not contingent, in respect of:

(1)	borrowed money;

(2)	bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	banker’s acceptances, letters of credit and similar instruments;

(4)	Lease Obligations and Attributable Debt;

(5)	the deferred balance of the purchase price of any property which remains unpaid more than one year after such property is acquired, except any such balance that constitutes an accrued expense, a trade payable or a similar current liability; or

(6)	any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with IFRS. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. Notwithstanding the foregoing and for the avoidance of doubt, the term “Indebtedness” shall not include: (1) Contingent Obligations in the ordinary course of business; (2) in connection with the purchase by SKA or any of its Subsidiaries of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; and (3) any contingent obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes.

The amount of any Indebtedness outstanding as of any date shall be:

(1)	the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2)	the principal amount thereof in the case of any other Indebtedness.

In addition, Indebtedness of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)	such Indebtedness is the obligation of a partnership or joint venture that is not a Subsidiary of such Person (a “Joint Venture”);

(2)	such Person or a Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3)	there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)           the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Subsidiary of such Person; or

(b)            if less than the amount determined pursuant to clause (i) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in consolidated interest expense to the extent actually paid by SKA or its Subsidiaries.

“Indenture” means this Indenture, as amended, modified or supplemented from time to time in accordance with the terms hereof.

“Investment Grade” means (a) a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); (b) a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and (c) a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).

“Issue Date” means the date on which Notes are originally issued under this Indenture.

“Issuer” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

“Issuer Order” means a written order or request signed in the name of the Issuer by (i) two Officers of the Issuer, one of whom must be the Chief Executive Officer, the President, the Chief Financial Officer or the Finance Director of the Issuer or any other Officer so authorized or (ii) two members of the Board of Directors of the Issuer, and delivered to the Trustee.

“Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a lease that would at that time be required to be capitalized on a balance sheet in accordance with IFRS.

“Legal Defeasance” shall have the meaning set forth in Section 8.2.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Maturity Date” means (i) with respect to the 2029 Notes, September 22, 2029, and (ii) with respect to the 2033 Notes, September 22, 2033.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Notes” shall have the meaning set forth in the preamble of this Indenture.

“Offering Memorandum” means the Offering Memorandum of the Issuer, dated September 15, 2021, relating to the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of SKG, SKHL or the Issuer, as applicable.

“Officers’ Certificate” means a certificate signed by two Officers of SKG, SKHL or the Issuer, as applicable.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.

“Original 2029 Notes” shall have the meaning set forth in the preamble to this Indenture.

“Original 2033 Notes” shall have the meaning set forth in the preamble to this Indenture.

“Original Notes” shall have the meaning set forth in the preamble to this Indenture.

“Other Hedging Agreements” means any foreign exchange contracts, currency swap agreements, futures contract, option contract, commodity futures contract, commodity option, commodity swap, commodity collar agreement, commodity cap agreements or other similar agreements or arrangements designed to enable such Person to manage the fluctuations in currency or commodity values.

“Parent Guarantors” means the parties named as such in this Indenture or any successor entity.

“Paying Agent” shall have the meaning set forth in Section 2.3.

“Payment Default” shall have the meaning set forth in Section 6.1(4)(a).

“Payor” means the Issuer or a successor thereof.

“Permitted Interest” means any Securitization Lien or other Lien that arises in relation to any securitization or other structured finance transaction where:

(1)	the primary source or payment of any obligations of the issuer is linked or otherwise related to cash flow from particular property or assets (or where payment of such obligations is otherwise supported by such property or assets); and

(2)	recourse to the issuer in respect of such obligations is conditional on cash flow from such property or assets.

“Permitted Liens” means:

(1)	Liens created for the benefit of or to secure the Notes or the Guarantees;

(2)	Liens in favor of SKA or any Subsidiary of SKA;

(3)	Liens on property or assets or shares of stock of a Person existing at the time such Person is merged with or into or consolidated with SKA or any Subsidiary of SKA; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any Principal Property other than such property of the Person merged into or consolidated with SKA or the Subsidiary of SKA;

(4)	Liens on property or assets or shares of stock existing at the time of acquisition thereof by SKA or any Subsidiary of SKA and purchase money or similar Liens; provided that such Liens were not incurred in contemplation of such acquisition and do not extend to any other property, assets or shares of stock, as applicable;

(5)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature or arising by operation of law incurred in the ordinary course of business;

(6)	Liens to secure certain development, construction, alteration, repair or improvement costs or to secure Indebtedness incurred to provide funds for the reimbursement of funds expended for the foregoing purposes; provided that the Liens securing such costs or Indebtedness shall not extend to any Principal Property other than that being so developed, constructed, altered, repaired or improved;

(7)	Liens existing on the date of the Indenture;

(8)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith;

(9)	statutory mechanics’, workmen’s, materialmen’s, operators’ or similar Liens arising by operation of law and in the ordinary course of business;

(10)	Liens incurred in connection with government contracts, including the assignment of moneys due or to become due thereon;

(11)	Liens securing Hedging Obligations or Other Hedging Agreements, in each case not for speculative purposes;

(12)	Liens arising in the ordinary course of business and not in connection with the borrowing of money or Liens to secure the payment of pension, retirement or similar obligations;

(13)	Liens securing judgments or orders, or securing appeal or other surety bonds related to such judgments or orders, against SKA or any Subsidiary of SKA relating to litigation being contested in good faith by appropriate proceedings;

(14)	Liens securing any Permitted Interest;

(15)	extensions, substitutions, replacements or renewals of any of the foregoing Indebtedness; provided that (i) such Indebtedness is not increased and (ii) if the assets securing any such Indebtedness are changed in connection with any such extension, substitution, replacement or renewal, the value of the assets securing such Indebtedness is not increased;

(16)	Liens incurred in connection with Lease Obligations (including any lease, concession, license of property, operating lease or other arrangement (or guarantee thereof) which are considered to be a finance lease or capital lease after implementation of IFRS 16 (Leases)); and

(17)	Liens securing Indebtedness or other obligations in an amount not to exceed the greater of: (i) €500.0 million or (ii) 5.0% of the Consolidated Total Assets.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof or any production, processing or other similar equipment or machinery contained therein, owned or leased by SKA or any Subsidiary of SKA, used primarily for manufacturing, the net book value on the books of SKG of which on the date as of which the determination is being made exceeds €10.0 million, other than any such building, structure or other facility or any portion thereof or any such fixture, equipment or machinery (together with the land upon which it is erected and fixtures comprising a part thereof) which, in the opinion of the Board of Directors of SKA, is not of material importance to the total business conducted by SKA and its Subsidiaries taken as a whole.

“Private Placement Legend” means the legend set forth in Section 2.7(g).

“Public Indebtedness” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the Securities Act or (2) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the Commission for public resale. The term “Public Indebtedness,” for the avoidance of doubt, shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall not be deemed underwritten), or any Indebtedness under the Revolving Facility Agreement, commercial bank or similar Indebtedness, Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering” or in connection with any securitization or other structured finance transaction.

“Purchase Agreement” means the Purchase Agreement dated as of the date of the Offering Memorandum, among the Issuer, the Guarantors and the Initial Purchasers.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act.

“Rating Agency” means each of Moody’s, S&P, Fitch or any other nationally recognized statistical rating agency or agencies, as the case may be, but only to the extent that such Rating Agency is then engaged by SKA or the Issuer to provide a rating for the Notes.

“Record Date” means a Record Date specified in any Note.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 7 of the relevant series of Notes.

“Redemption Price” when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and Paragraphs 7 and 8 of the relevant series of Notes.

“Registrar” shall have the meaning set forth in Section 2.3.

“Regulation S” means Regulation S (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

“Regulation S Global Note” shall have the meaning set forth in Section 2.1.

“Relevant Taxing Jurisdiction” shall have the meaning set forth in Section 4.20(a).

“Restricted Lien” shall have the meaning set forth in Section 4.10.

“Revolving Facility Agreement” means (i) the Revolving Facility Agreement dated 28 January 2019 between, among others, SKG as the parent, SKHL as the company, the other borrowers named therein, Banco Santander, S.A., London Branch, Barclays Bank plc, BNP Paribas, Dublin Branch, Credit Agricole Corporate and Investment Bank, Credit Lyonnais S.A., Citibank N.A., Jersey Branch, Commerzbank Aktiengesellschaft, Coöperatieve Rabobank U.A. trading as Rabobank Dublin, Danske Bank A/S, HSBC France, ING Bank N.V., Dublin Branch and Ulster Bank Ireland DAC as mandated lead arrangers; and National Westminster Bank plc as agent, as the same may be amended, supplemented or otherwise modified from time to time and (ii) any renewal, extension, refunding, restructuring, replacement, or refinancing thereof (whether with the original facilities agent and lenders or another facilities agent or agents or other lenders and whether provided under the Revolving Facility Agreement or any other agreement or indenture).

“Rule 144” means Rule 144 (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

“Rule 144A” means Rule 144A (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

“Rule 144A Global Note” shall have the meaning set forth in Section 2.1.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securitization Lien” means a customary back-up security interest granted as part of a sale, lease, transfer or other disposition of assets by SKA or any of its Subsidiaries to, either directly or indirectly, any issuer in a securitization or other structured finance transaction.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“SKA” means the party named as such in this Indenture, and any successor thereto, which serves as the issuer of the Existing SKA Senior Notes.

“SKA Successor” shall have the meaning set forth in Section 5.1.

“SKG” means the party named as such in this Indenture, and any successor thereto or any other entity that serves as the ultimate parent company of the Issuer.

“SKHL” means the party named as such in this Indenture, and any successor thereto.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof); provided, however, that for purposes of Section 4.10 and Section 6.1(5), the term “Subsidiary” shall exclude (i) any Subsidiary which is principally engaged in leasing or in financing installment receivables or which is principally engaged in financing the operations of SKA and its Subsidiaries or (ii) any financial entity whose accounts as of the date of determination are not required to be consolidated with the accounts of SKG in its audited consolidated financial statements or (iii) any Subsidiary that is an issuer in a securitization or other structured financing transaction, so long as in the case of clauses (ii) or (iii) such Subsidiary does not own any Principal Property.

“Subsidiary Guarantors” means (i) the Subsidiary Guarantors named in Schedule A hereto and (ii) each existing and future Subsidiary of SKA that provides a Guarantee in accordance with the covenant set forth in Section 4.8.

“Successor Issuer” shall have the meaning set forth in Section 5.1(1).

“Tax Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 8 of the relevant series of Notes.

“Taxes” shall have the meaning set forth in Section 4.20(a).

“TIA” means the United States Trust Indenture Act of 1939, as amended.

“Trust Officer” means any officer within Trust & Security Services (or any successor group of the Trustee), including any director, managing director, vice president, assistant vice president, corporate trust officer, assistant corporate trust officer, secretary, assistant secretary, treasurer, assistant treasurer, associate or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers having direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“U.S. Person” means a “U.S. person” as defined in Rule 902 under the Securities Act or any successor rule.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

SECTION 1.2         Incorporation by Reference of TIA. This Indenture is subject to the provisions of the TIA which as of the date hereof and thereafter as in effect are specifically incorporated by reference in, and made a part of, this Indenture. No other sections of the TIA are applicable to this Indenture.

All TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by any rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.3      Rules of Construction. Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(c)            “or” is not exclusive;

(d)           the term “including” is not limiting;

(e)           words in the singular include the plural, and words in the plural include the singular;

(f)            provisions apply to successive events and transactions;

(g)           for purposes of this Indenture, the word “series”, when used in reference to any Notes, shall refer to whether such notes are 2029 Notes or 2033 Notes and each of the 2029 Notes and the 2033 Notes shall constitute a separate series of Notes;

(h)           the word “Additional” (e.g., in “Additional 2029 Notes” or “Additional 2033 Notes”), when used in reference to any series of Original Notes, shall mean Additional Notes of such series; and

(i)            “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

THE NOTES

SECTION 2.1         Form and Dating. The Notes and the notation relating to the Trustee’s certificate of authentication thereof, shall be substantially in the form of Exhibits A-1, A-2, B-1 or B-2, as applicable. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that any such notations, legends or endorsements are in a form reasonably acceptable to the Issuer. The Issuer and the Trustee shall approve the forms of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

The terms and provisions contained in the Notes, annexed hereto as Exhibits A-1, A-2, B1 or B-2, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, Trustee, the Registrar and the Paying Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Notes will initially be represented by the Global Notes.

Notes offered and sold to non-U.S. persons outside the United States in offshore transactions in their initial distribution in reliance on Regulation S shall be initially issued in global form without interest coupons, substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, with such applicable legends as are provided in Exhibit A-1 or Exhibit A-2, as applicable, except as otherwise permitted herein (together with all other Notes that are not Rule 144A Global Notes, the “Regulation S Global Notes”). The aggregate principal amount of the Regulation S Global Notes of any series may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Registrar, as the case may be, as hereinafter provided (or by the issue of a further Regulation S Global Note of the same series), in connection with a corresponding decrease or increase in the aggregate principal amount of the Rule 144A Global Notes of the same series or in consequence of the issue of Definitive Notes of the same series or additional Regulation S Global Notes of the same series, as hereinafter provided.

Notes offered and sold in their initial distribution to QIBs in reliance on Rule 144A shall be initially issued in global form without interest coupons, substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, with such applicable legends as are provided in Exhibit A-1 or Exhibit A-2 hereto, as applicable, except as otherwise permitted herein (the “Initial Rule 144A Global Notes” and together with any other Note evidencing the debt, or any portion of the debt, evidenced by such Initial Rule 144A Global Notes, the “Rule 144A Global Notes”). The aggregate principal amount of the Rule 144A Global Notes of any series may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Registrar, as the case may be, as hereinafter provided (or by the issue of a further Rule 144A Global Note of the same series), in connection with a corresponding decrease or increase in the aggregate principal amount of the Regulation S Global Notes of the same series or in consequence of the issue of Definitive Notes of the same series or additional Rule 144A Global Notes of the same series, as hereinafter provided.

SECTION 2.2         Execution and Authentication. Two Officers shall sign, or one Officer and one member of the Board of Directors of the Issuer shall sign, or two members of the Board of Directors of the Issuer shall sign, or one Officer shall sign and one Officer, a Secretary or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, each Note for the Issuer by manual or facsimile signature.

If an Officer or member of the Board of Directors of the Issuer whose signature is on a Note was an Officer or member of such Board of Directors at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee or Deutsche Bank Luxembourg S.A. as the appointed Authenticating Agent manually signs the certificate of authentication on the Note and the entity appointed as Common Safekeeper by Euroclear and Clearstream effectuates the Note. The signatures shall be conclusive evidence that such Note has been authenticated under this Indenture. The Trustee shall deliver the authenticated Notes to the relevant nominee of the Common Safekeeper. The Common Safekeeper shall effectuate the Notes in accordance with the Issuer’s effectuation authorization instructions.

Except as otherwise provided herein, the aggregate principal amount of Notes which may be outstanding at any time under this Indenture is not limited in amount. The Trustee shall, upon receipt of an Issuer Order in the form of an Officers’ Certificate, authenticate (i) Original Notes for original issue on the Closing Date in an aggregate principal amount of €500.0 million in respect of the 2029 Notes and €500.0 million in respect of the 2033 Notes and (ii) Additional Notes of any series from time to time for issuance after the Closing Date to the extent permitted hereunder. Additional 2029 Notes will be treated as the same series of Notes as the Original 2029 Notes and Additional 2033 Notes will be treated as the same series of Notes as the Original 2033 Notes for all purposes under this Indenture, including for purposes of waivers, amendments, redemptions and offers to purchase. Such Issuer Order shall specify the aggregate principal amount of Notes to be authenticated, the series and type of Notes, the date on which the Notes are to be authenticated, the issue price and the date from which interest on such Notes shall accrue, whether the Notes are to be Original Notes or Additional Notes (including in respect of which series), whether the Notes are to be issued as Definitive Notes or Global Notes (including in respect of which series) and whether or not the Notes shall bear the Private Placement Legend, or such other information as the Trustee may reasonably request. Upon receipt of an Issuer Order in the form of an Officers’ Certificate, the Trustee shall authenticate Notes in substitution of Notes of the same series originally issued to reflect any name change of the Issuer. In authenticating the Notes and accepting the responsibilities under this Indenture in relation to the Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture.

The Trustee may appoint an authenticating agent (“Authenticating Agent”) reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. The Trustee initially appoints the Registrar as Authenticating Agent of the Notes and the Issuer hereby confirms that such appointment is acceptable to it. The Notes shall be issuable only in denominations of €100,000 and any integral multiple of €1,000 in excess thereof.

SECTION 2.3         Registrar and Paying Agent. The Issuer shall maintain an office or agency where (a) Definitive Notes may be presented or surrendered for registration of transfer or for exchange (such office or agency, the “Registrar”), (b) Global Notes (and Definitive Notes, if issued) may be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands in respect of such Global Notes (and Definitive Notes, if issued) and this Indenture may be served. In the event that Definitive Notes are issued, the Issuer shall ensure that at least one Person located in London, England and one Person located in Dublin, Ireland (if and for so long as the Notes of any series are admitted to the Global Exchange Market of the Irish Stock Exchange plc trading as Euronext Dublin (“Euronext Dublin”) and the rules of Euronext Dublin so require), in each case reasonably acceptable to the Trustee, is maintained as a Paying Agent and Registrar where (i) in the case of a Registrar, Definitive Notes may be presented or surrendered for registration of transfer or for exchange and notices and demands in respect of such Definitive Notes and this Indenture may be served and (ii) in the case of a Paying Agent, Definitive Notes may be presented or surrendered for payment. The Registrar shall keep a register of the Definitive Notes and of their transfer and exchange. Notices and demands in respect of Global Notes shall be made by the Issuer in accordance with Section 11.1. The Issuer, upon written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term “Registrar” includes any co-Registrar and the term “Paying Agent” includes any additional Paying Agent.

The Issuer initially appoints Deutsche Bank AG, London Branch, as Paying Agent and Deutsche Bank Luxembourg S.A. as transfer agent (the “Transfer Agent”) and Registrar, until such time as any such entity has resigned or a successor has been appointed. In the event that a Paying Agent, Registrar or Transfer Agent is replaced, the Issuer will (so long as the Notes are Global Notes) provide written notice thereof to the Trustee in accordance with Section 11.1. The Issuer may change any Paying Agent, Registrar or Transfer Agent for any series of Notes without prior notice to the Holders. SKA or any of its Subsidiaries may act as Paying Agent or Registrar in respect of any series of Notes. If and for so long as any series of Notes is admitted to the Global Exchange Market of Euronext Dublin, and the rules of the Global Exchange Market of Euronext Dublin so require, the Issuer will give notice of the change in Paying Agent, Registrar or Transfer Agent for such series to the Companies Announcement Office of Euronext Dublin.

The rights, duties and obligations of the Trustee and the Agents are several and not joint.

Payment of principal will be made upon the surrender of Definitive Notes following maturity thereof at the office of the Paying Agent. In the case of a transfer of a Definitive Note in part, upon surrender of the Definitive Note to be transferred, a Definitive Note of the same series shall be issued to the transferee in respect of the principal amount transferred and a Definitive Note of the same series shall be issued to the transferor in respect of the balance of the principal amount of the transferred Definitive Note at the office of any transfer agent. In all circumstances, the Issuer shall ensure that the Paying Agent shall be located outside Ireland.

For the avoidance of doubt, upon the issuance of Definitive Notes, Holders will be able to receive principal and interest on the Notes and will be able to transfer Definitive Notes at the office of such paying and transfer agent, subject to the right of the Issuer to mail payments in accordance with the terms of this Indenture.

Claims against the Issuer for payment of principal, interest and Additional Amounts, if any, on the Notes will become void unless presentment for payment is made (where so required herein) within, in the case of principal and Additional Amounts, if any, a period of ten years or, in the case of interest, a period of five years, in each case from the applicable original payment date therefor.

SECTION 2.4         Paying Agent To Hold Money. The Issuer shall require each Paying Agent other than the Trustee and the initial Paying Agent to agree in writing that each Paying Agent shall hold for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, Additional Amounts, if any, premium, if any, or interest on, the Notes, and shall notify the Trustee of any Default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to distribute all money held by it to the Trustee and account for any money disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all money held by it to the Trustee and to account for any money distributed. Upon distribution to the Trustee of all money that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such money.

SECTION 2.5         List of Holders. In the event that Definitive Notes are issued, the Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the relevant Holders of Notes. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the relevant Holders of Notes, which list may be conclusively relied upon by the Trustee.

SECTION 2.6         Book-Entry Provisions for Global Notes. (a) The Global Notes initially shall (i) be registered in the name of the Common Safekeeper or its nominee for the accounts of Euroclear or Clearstream, (ii) deposited on behalf of the purchasers of the Notes with the Common Safekeeper or its nominee and (iii) bear legends as set forth in Section 2.7(g).

(b)            Notwithstanding any other provisions of this Indenture, Global Notes may not be transferred except as a whole by the Common Safekeeper to a nominee of the Common Safekeeper or by a nominee of the Common Safekeeper to the Common Safekeeper or another nominee of the Common Safekeeper or, in each case, to another successor of the Common Safekeeper or a nominee of such successor. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes of the same series in accordance with the rules and procedures of the relevant Clearing Agency and the provisions of this Section 2.6, subject to the occurrence of the limited circumstances described in the following sentence. All Global Notes shall be exchanged by the Issuer (with authentication by the Trustee upon receipt of an Issuer Order) for one or more Definitive Notes of the same series, if (a) any Clearing Agency notifies the Issuer at any time that it is unwilling or unable to continue to act as a clearing agency and a successor depositary is not appointed within 120 days of such notification, (b) any Clearing Agency so requests following an Event of Default hereunder or (c) in whole (but not in part) at any time if the Issuer in its sole discretion determines and notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes of such series. If an Event of Default occurs and is continuing, the Issuer shall, at the written request delivered through the Common Safekeeper of the Holder thereof or of the holder of an interest therein, exchange all or part of a Global Note for one or more Definitive Notes of the same series (with authentication by the Trustee upon receipt of an Issuer Order); provided, however, that the principal amount at maturity of such Definitive Notes and such Global Note after such exchange shall be €100,000 or integral multiples of €1,000 in excess thereof. Whenever all of a Global Note is exchanged for one or more Definitive Notes, it shall be surrendered by the Holder thereof to the Registrar for cancellation. Whenever a part of a Global Note is exchanged for one or more Definitive Notes, such Global Note shall be surrendered by the Holder thereof to the Registrar who shall cause an adjustment to be made to Schedule A of such Global Note such that the principal amount of such Global Note will be equal to the portion of such Global Note not exchanged and shall thereafter return such Global Note to such Holder. A Global Note may not be exchanged for a Definitive Note other than as provided in this Section 2.6(b). Every Note authenticated and delivered in exchange for or in lieu of a Global Note, or any portion thereof, pursuant to Section 2.8, 2.11 or 3.7 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note of the same series.

(c)            In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.6, the Global Notes shall be deemed to be surrendered to the Registrar for cancellation, and the Issuer shall execute, and the Trustee shall upon written instructions from the Issuer authenticate and make available for delivery, to each beneficial owner in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Definitive Notes of the same series of authorized denominations.

(d)            Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.6(b) shall, except as otherwise provided by Section 2.7, bear the Private Placement Legend.

(e)            Prior to the expiration of the 40-day distribution compliance period as defined in Regulations S, ownership of Book-Entry Interests will be limited to non-U.S. persons and other persons to whom an offer or sale of the Notes is made pursuant to an exemption from registration under the Securities Act.

SECTION 2.7         Registration of Transfer and Exchange. (a) Notwithstanding any provision to the contrary herein, so long as a Note remains outstanding, transfers of beneficial interests in Global Notes or transfers of Definitive Notes, in whole or in part, shall be made only in accordance with this Section 2.7.

(b)            If a holder of a beneficial interest in a Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in a Regulation S Global Note of the same series, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Regulation S Global Note, such holder may, subject to the rules and procedures of the relevant Clearing Agency, to the extent applicable, and subject to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Regulation S Global Note. Upon (1) written instructions given in accordance with the procedures of the relevant Clearing Agency, to the extent applicable, from or on behalf of a holder of a beneficial interest in the Rule 144A Global Note, directing the credit of a beneficial interest in the Regulation S Global Note of the same series in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of the relevant Clearing Agency, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account and (3) receipt by the Registrar of a certificate in the form of Exhibit C-1 or C-2, as applicable, given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S or Rule 144 under the Securities Act, the Registrar shall promptly deliver appropriate instructions to the Clearing Agency to reduce or reflect on its records a reduction of such Rule 144A Global Note by the aggregate principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred from the relevant participant, and the Registrar shall promptly deliver appropriate instructions to the relevant Clearing Agency concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Regulation S Global Note equal to the reduction in the principal amount of such Rule 144A Global Note.

(c)            If a holder of a beneficial interest in a Regulation S Global Note wishes at any time to exchange its interest in such Regulation S Global Note for an interest in a Rule 144A Global Note of the same series, or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Rule 144A Global Note, such holder may, subject to the rules and procedures of the relevant Clearing Agency, to the extent applicable, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Rule 144A Global Note. Upon (1) written instructions given in accordance with the procedures of the relevant Clearing Agency, to the extent applicable, from or on behalf of a holder of a beneficial interest in the Regulation S Global Note directing the credit of a beneficial interest in the Rule 144A Global Note in an amount equal to the beneficial interest in the Regulation S Global Note of the same series to be exchanged or transferred, and (2) a written order given in accordance with the procedures of the Clearing Agency, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account, the Registrar shall promptly deliver appropriate instructions to the relevant Clearing Agency to reduce or reflect on its records a reduction of such Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be exchanged or transferred, and the Registrar shall promptly deliver appropriate instructions to the relevant Clearing Agency concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Rule 144A Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Global Note equal to the reduction in the principal amount of such Regulation S Global Note.

(d)           Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note of the same series will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(e)            In the event that a Global Note is exchanged for Definitive Notes in registered form without interest coupons, pursuant to Section 2.6(b), or a Definitive Note in registered form without interest coupons is exchanged for another such Definitive Note in registered form without interest coupons, or a Definitive Note is exchanged for a beneficial interest in a Global Note, such Notes may be exchanged or transferred for one another only in accordance with (i) such procedures as are substantially consistent with the provisions of Sections 2.7(b) and (c) above (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144, Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by the Issuer and the Trustee.

(f)            [Intentionally omitted]

(g)            Each Global Note and each Definitive Note issued hereunder shall, upon issuance, bear the legend set forth herein and such legend shall not be removed from such Note except as provided in the next sentence. The legend required for a Note may be removed from a Note if there is delivered to the Issuer and the Trustee such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuer and the Trustee, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Note will not violate the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Trustee, upon receipt of an Issuer Order, shall authenticate and deliver in exchange for such Note another Note or Notes of the same series having an equal aggregate principal amount that does not bear such legend. If such a legend required for a Note has been removed from a Note as provided above, no other Note issued in exchange for all or any part of such Note shall bear such legend, unless the Issuer has reasonable cause to believe that such other Note is a “restricted security” within the meaning of Rule 144 and instructs the Trustee to cause a legend to appear thereon.

The Notes shall bear the following legend (the “Private Placement Legend”) on the face thereof:

[IN THE CASE OF RULE 144A NOTES]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUER, THE PARENT OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO NON-U.S. PERSONS PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (1) EITHER (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF OR WITH ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE THE “PLAN ASSETS” OF ANY SUCH PLANS, OR A “GOVERNMENTAL PLAN” (AS DEFINED IN SECTION 3(32) OF ERISA), “CHURCH PLAN” (AS DEFINED IN SECTION 3(33) OF ERISA), NON-U.S. OR OTHER PLAN OR ARRANGEMENT THAT IS SUBJECT TO FEDERAL, STATE, LOCAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR (B) THE ACQUISITION AND HOLDING OF THIS SECURITY OR AN INTEREST THEREIN BY THE HOLDER DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A NON-EXEMPT VIOLATION OF SIMILAR LAW, AND (2) THE HOLDER WILL NOT SELL OR OTHERWISE TRANSFER THIS SECURITY UNLESS SUCH SUBSEQUENT TRANSFEREE HAS MADE THE REPRESENTATIONS AND WARRANTEES IN (1) ABOVE.

[IN THE CASE OF REGULATION S NOTES]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE DATE ON WHICH SUCH SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S ONLY (A) TO THE ISSUER, THE PARENT OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) TO NON-U.S. PERSONS PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

(h)            By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

None of the Trustee, the Registrar, the Paying Agent or the Transfer Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.6 or this Section 2.7. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(i)            Definitive Notes shall be transferable only upon the surrender of a Definitive Note for registration of transfer. When a Definitive Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements for such transfers are met. When Definitive Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Definitive Notes of the same series of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and, upon receipt of an Issuer Order, the Trustee shall authenticate Definitive Notes at the Registrar’s or co-registrar’s request.

(j)            The Issuer shall not be required to make, and the Registrar need not register transfers or exchanges of, Definitive Notes (i) that have been selected for redemption (except, in the case of Definitive Notes to be redeemed in part, the portion thereof not to be redeemed) or (ii) for a period of 15 days prior to a selection of Definitive Notes to be redeemed.

(k)            Prior to the due presentation for registration of transfer of any Definitive Note, the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Definitive Note is registered as the absolute owner of such Definitive Note for the purpose of receiving payment of principal, interest or Additional Amounts, if any, on such Definitive Note and for all other purposes whatsoever, whether or not such Definitive Note is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(l)            No service charge will be made for any registration or transfer or exchange of the Notes, but the Trustee, the Registrar, the Paying Agent and the Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay all taxes and fees required by law or permitted by this Section 2.7.

(m)          All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(n)           Provided such Notes have been offered pursuant to Rule 144A, Holders of Notes (or holders of interests therein) and prospective purchasers designated by such Holders (or holders of interests therein) will have the right to obtain from the Issuer upon request by such Holders (or holders of interests therein) or prospective purchasers, during any period in which the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, or is exempt from reporting pursuant to 12g3-2(b) under the Exchange Act, the information required by paragraph d(4)(i) of Rule 144A in connection with any transfer or proposed transfer of such Notes.

SECTION 2.8         Replacement Notes. If a mutilated Definitive Note is surrendered to the Registrar, if a mutilated Global Note is surrendered to the Issuer or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and, upon receipt of an Issuer Order, the Trustee shall authenticate a replacement Note of the same series in such form as the Note being replaced if the requirements of the Trustee, the Registrar and the Issuer are met. If required by the Trustee, the Registrar and the Issuer, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Issuer, the Registrar and the Trustee, to protect the Issuer, the Registrar, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Issuer may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Issuer. The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost, stolen or taken Notes.

SECTION 2.9         Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation, those reductions in the Global Note effected in accordance with the provisions hereof and those described in this Section as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.8 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.8.

If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest, and Additional Amounts, if any on it cease to accrue.

If, on a Redemption Date or the Maturity Date of any series of Notes, the Paying Agent holds cash in euros sufficient to pay all of the principal, interest and Additional Amounts, if any, due on such series of Notes payable on that date, then on and after that date, the Notes of such series cease to be outstanding and interest and Additional Amounts, if any, on the Notes of such series cease to accrue.

SECTION 2.10       Treasury Notes. In determining whether the Holders of the required principal amount of relevant Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.11       Temporary Notes. Until permanent Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Definitive Notes of the same series upon receipt of an Issuer Order in the form of an Officers’ Certificate of the Issuer. Such Officers’ Certificate shall specify the amount of temporary Definitive Notes to be authenticated and the date on which the temporary Definitive Notes are to be authenticated. Temporary Definitive Notes shall be substantially in the form of permanent Definitive Notes of the same series but may have variations that the Issuer considers appropriate for temporary Definitive Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate upon receipt of an Issuer Order pursuant to Section 2.2 permanent Definitive Notes of the same series in exchange for temporary Definitive Notes. Holders of temporary Definitive Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.12       Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of (subject to the record retention requirements of the Exchange Act) all Notes surrendered for transfer, exchange, payment or cancellation; provided, however, that the Trustee may, but shall not be required to, destroy such canceled Notes. Subject to Section 2.8, the Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

SECTION 2.13       Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes of any series, it shall pay the defaulted interest to the Holders thereof as of the relevant original Record Date; provided, however, if such default in payment of interest continues for 30 days, the Issuer shall (in the case of Definitive Notes) establish a subsequent special Record Date, which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest. If no special Record Date is required to be established pursuant to the immediately preceding sentence, (i) in the case of Definitive Notes, Holders of record of the relevant series of Notes on the relevant original Record Date shall be entitled to such payment of defaulted interest and (ii) in the case of Global Notes, Holders of the Notes of such series on the Default Interest Payment Date (as defined in the next sentence) shall be entitled to such defaulted interest. The Issuer shall notify the Trustee and the Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a “Default Interest Payment Date”), and at the same time the Issuer shall deposit with the Trustee or the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee or the Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this Section 2.13; provided, however, that in no event shall the Issuer deposit monies proposed to be paid in respect of defaulted interest later than 10:00 a.m. London time on the proposed Default Interest Payment Date with respect to defaulted interest to be paid on the Note. In the case of Definitive Notes, at least 15 days before the subsequent special Record Date, if applicable, the Issuer shall deliver to the relevant Holders in accordance with Section 11.1 a notice that states the subsequent special Record Date, the payment date and the amount of defaulted interest to be paid. In the case of Global Notes, at least 15 days before the Default Interest Payment Date, the Issuer shall deliver to the relevant Holders in accordance with Section 11.1 a notice that states the Default Interest Payment Date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.14         ISINs and Common Codes. The Issuer in issuing the Notes may use ISINs or Common Codes, and if so, the Trustee shall use the ISINs and Common Codes in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of such numbers or codes printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee in writing of any change in any ISIN or Common Code.

SECTION 2.15         Deposit of Moneys. With respect to each series of Notes, no later than 10:00 a.m. (London time) on each interest payment date and the Maturity Date, the Issuer shall have deposited with the Trustee or its designated Paying Agent (which shall be the initial Paying Agent unless otherwise notified to the Issuer by the Trustee) in immediately available funds money sufficient to make cash payments, if any, due on such interest payment date or Maturity Date, as the case may be, on all Notes of such series then outstanding. Such payments shall be made by the Issuer in a timely manner which permits a Paying Agent (including the initial Paying Agent) to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

SECTION 2.16       Certain Matters Relating to Global Notes. (a) Members of or participants in a Clearing Agency (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Common Safekeeper or its nominee, or under the Global Note, and the Common Safekeeper or its nominee may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Common Safekeeper or its nominees, or impair, as between the Clearing Agency and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of a beneficial interest in any Note.

(b)            The holder of a beneficial interest in any Global Note may grant proxies and otherwise authorize any person, including the Clearing Agency and their Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes of the same series.

SECTION 2.17       Interest. Interest accrued on the Notes will be payable annually in arrears on September 22 of each year, commencing September 22, 2022, to Holders of record (i) in the case of Notes represented by a global security, at the close of business on the Business Day (for this purpose a day on which Clearstream and Euroclear are open for business) immediately preceding the interest payment date) and (ii) in all other cases on the immediately preceding September 8. Interest on Notes of each series will be calculated on the aggregate nominal amount of Notes of the relevant series outstanding. Rights of holders of beneficial interests in the Notes to receive such payments will be subject to the applicable procedures of Euroclear and Clearstream, as applicable.

Interest accrued on all Notes then outstanding will be payable in cash.

SECTION 2.18       New Safekeeping Structure. The Paying Agent undertakes to the Issuer that it will, in connection with the issue of the Notes, perform the duties which are stated to be performed by it in Exhibit E (New Safekeeping Structure Duties). Each Agent (other than the Paying Agent) agrees that if any information that is required by the Paying Agent to perform the duties set out in Exhibit E becomes known to it, it will promptly provide such information to the Paying Agent.

SECTION 2.19       Election of Common Safekeeper. The Issuer hereby authorizes and instructs the Paying Agent to elect Clearstream Banking as Common Safekeeper. The Issuer acknowledges that any such election is subject to the right of Euroclear and Clearstream Banking to jointly determine that the other shall act as Common Safekeeper and agrees that no liability shall attach to the Paying Agent in respect of any such election made by it.

SECTION 2.20       Authority to Authenticate and Effectuate. The Trustee is authorized by the Issuer to (i) authenticate or cause to be authenticated the Global Notes and the Definitive Notes (if any) and (ii) transmit such Global Notes electronically to the Common Safekeeper and to give effectuation instructions in respect of the Global Note following authentication thereof by the signature of any of its officers or any other person duly authorized for such purpose by the Trustee.

ARTICLE III

REDEMPTION

SECTION 3.1         Optional Redemption. The Notes may be redeemed, as a whole or from time to time in part, upon the terms and at the applicable redemption prices set forth in the relevant Notes. Any redemption pursuant to this Section 3.1 shall be made pursuant to the provisions of this Article III. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.2         Notices to Trustee. If the Issuer elects to redeem the Notes of any series pursuant to Paragraphs 7 or 8 of the Notes of such series, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Notes to be redeemed at least 10 days but not more than 60 days before the Redemption Date (or such shorter period as may be acceptable to the Trustee). The Issuer shall give notice of redemption as required under the relevant paragraph of the relevant series of Notes pursuant to which such Notes are being redeemed.

SECTION 3.3         Selection of Notes to Be Redeemed. If less than all of any series of Notes is to be redeemed pursuant to their terms or the terms of this Indenture at any time, selection of such Notes for redemption will be made by the Trustee or the relevant Registrar in compliance with the requirements of the principal securities exchange, if any, on which the applicable series of Notes is listed, and in compliance with the requirements of the applicable Clearing Agencies, or if the applicable series of Notes is not so listed or such exchange prescribes no method of selection and the applicable series of Notes is not held through a Clearing Agency or such Clearing Agency prescribes no method of selection, on a pro rata basis; provided, however, that no Note of €100,000 in aggregate principal amount or less, or other than in an integral multiple of €1,000 in excess thereof, shall be redeemed in part. In the event of partial redemption, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes of the applicable series not previously called for redemption.

SECTION 3.4         Notice of Redemption. At least 10 days but not more than 60 days before a Redemption Date, the Issuer shall deliver to Holders in accordance with Section 11.1, a notice of redemption. Any redemption and notice may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, and such notice may state that, in the Issuer’s discretion, the redemption date may be delayed without any additional notice until such time as any or all such conditions shall have been satisfied. At the Issuer’s request made at least 10 days before the Redemption Date (or such shorter period as may be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall deliver to the Trustee an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items. Each notice for redemption shall identify the Notes to be redeemed and shall state:

(a)            the Redemption Date;

(b)            the Redemption Prices, including the amount of accrued and unpaid interest, if any, and Additional Amounts, if any, to be paid (subject to the right of Holders of record of Definitive Notes on the relevant Record Date to receive interest and Additional Amounts, if any, due on the relevant interest payment date);

(c)            the Record Date;

(d)            the name and address of the Paying Agent;

(e)            that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, including accrued and unpaid interest, if any, and Additional Amounts, if any;

(f)             that, unless the Issuer defaults in making the redemption payment, interest and Additional Amounts, if any, on Notes called for redemption cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(g)            (i) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, interest and Additional Amounts, if any, shall cease to accrue on the portion called for redemption, and upon surrender of such Global Note, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned and (ii) if any Definitive Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that, after the Redemption Date, upon surrender of such Definitive Note, a new Definitive Note or Notes of the same series in aggregate principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof, upon cancellation of the original Note;

(h)            if fewer than all the Notes of any series are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes of such series to be outstanding after such partial redemption;

(i)             the paragraph of the relevant series of Notes pursuant to which such Notes are to be redeemed;

(j)             the ISIN or Common Code, and that no representation is made as to the correctness or accuracy of the ISIN or Common Code, if any, listed in such notice or printed on such Notes; and

(k)            whether the redemption is conditional on any events and, if so, a detailed explanation of such conditions.

SECTION 3.5         Effect of Notice of Redemption. Once notice of redemption is given in accordance with Section 3.4, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest, if any, and Additional Amounts, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued and unpaid interest thereon, if any, and Additional Amounts, if any, to the Redemption Date), but (in the case of Definitive Notes) installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

SECTION 3.6         Deposit of Redemption Price. No later than 10:00 a.m. (London time) on the Redemption Date, the Issuer shall deposit with the Trustee or its designated Paying Agent (which shall be the initial Paying Agent unless otherwise notified to the Issuer by the Trustee) an amount of cash in euros sufficient to pay the Redemption Price, including accrued and unpaid interest, if any, and Additional Amounts, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuer any cash in euros so deposited which is not required for that purpose upon the written request of the Issuer.

If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price, including accrued and unpaid interest, if any, and Additional Amounts, if any, interest and Additional Amounts, if any, on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment. With respect to Definitive Notes, if a Definitive Note is redeemed on or after an interest Record Date but on or prior to the related interest payment date, then any accrued and unpaid interest and Additional Amounts, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest and Additional Amounts, if any, shall be paid on the unpaid principal, from the Redemption Date until such principal is paid at the rate provided in the applicable Note.

SECTION 3.7         Notes Redeemed in Part. Upon surrender and cancellation of a Definitive Note that is redeemed in part, the Issuer shall execute and upon receipt of an Issuer Order the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Definitive Note of the same series equal in principal amount to the unredeemed portion of the Definitive Note surrendered and canceled; provided, however, that each such Definitive Note shall be in a principal amount at maturity of €100,000 or an integral multiple of €1,000 in excess thereof. Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided, however, that each such Global Note shall be in a principal amount at maturity of €100,000 or an integral multiple of €1,000 in excess thereof.

ARTICLE IV

COVENANTS

SECTION 4.1         Payment of Notes. The Issuer shall pay the principal, premium, if any, interest and Additional Amounts, if any, on the Notes in the manner provided in such Notes and this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or the Paying Agent holds prior to 10:00 a.m. London time on that date money deposited by the Issuer in immediately available funds and designated for, and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

SECTION 4.2         Maintenance of Office or Agency. The Issuer shall maintain the office or agency (which office may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) required under Section 2.3 where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.1. The Issuer and each Guarantor hereby initially designates the office of Smurfit Kappa Packaging LLC, located at 1301 International Parkway, Suite 550, Sunrise, Florida 33323, as its office or agency outside Ireland as required under Section 2.3 hereof.

SECTION 4.3         [Intentionally omitted]

SECTION 4.4         [Intentionally omitted]

SECTION 4.5         [Intentionally omitted]

SECTION 4.6         [Intentionally omitted]

SECTION 4.7         [Intentionally omitted]

SECTION 4.8         Limitation on Issuance of Guarantees of Indebtedness by Subsidiaries. (a) SKA will not cause or permit any of its Subsidiaries that is not a Guarantor or the Issuer, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness under the Existing Senior Notes or any other Public Indebtedness, unless, subject to the limitations set forth in this Indenture, such Subsidiary executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of payment of the Notes by such Subsidiary on the same terms as the guarantee of such Indebtedness within 10 Business Days thereof; provided that if such Indebtedness is by its terms expressly subordinated to the Notes or any Guarantee, any such guarantee, assumption or other liability of such Subsidiary with respect to such Indebtedness shall be subordinated to such Subsidiary’s Guarantee of the Notes at least to the same extent as such Indebtedness is subordinated to the Notes or any other Guarantee.

(b)           The obligations in paragraph (a) of this Section 4.8 will not be operative to the extent (1) the Notes have an Investment Grade rating from the Rating Agencies and (2) none of the Existing Senior Notes benefit from a guarantee from such Subsidiary. The obligations in paragraph (a) of this Section 4.8 will be permanently terminated and no longer in effect as of the first date on which none of the Existing Senior Notes are outstanding.

To the extent any Subsidiary of SKA is required to provide a Guarantee, such Guarantee will be limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law.

SECTION 4.9         [Intentionally omitted]

SECTION 4.10         Negative Pledge. SKA will not, and will not permit any of its Subsidiaries to, secure any Indebtedness for money borrowed by placing a Lien (other than a Permitted Lien) on any Principal Property now or hereafter owned or leased by SKA or any Subsidiary of SKA or on any shares of stock of any Subsidiary of SKA (a “Restricted Lien”) without equally and ratably securing (or securing on a senior basis, in the case of a Lien securing Indebtedness that is by its terms expressly subordinated to the Notes or any Guarantee) all of the Notes, unless after giving effect thereto the aggregate principal amount of all such Indebtedness secured by a Restricted Lien then outstanding would not exceed an amount equal to 15% of Consolidated Net Tangible Assets. The restrictions set forth in the preceding sentence will not apply to any Permitted Lien, and all Indebtedness secured by a Permitted Lien shall be excluded in computing the amount of Indebtedness secured by a Lien outstanding for purposes of this covenant.

Any Lien created for the benefit of the holders of the Notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien relating to such Indebtedness that gave rise to the obligation to so secure the Notes.

SECTION 4.11       [Intentionally omitted]

SECTION 4.12       [Intentionally omitted]

SECTION 4.13       [Intentionally omitted]

SECTION 4.14       [Intentionally omitted]

SECTION 4.15       [Intentionally omitted]

SECTION 4.16       [Intentionally omitted]

SECTION 4.17       [Intentionally omitted]

SECTION 4.18       [Intentionally omitted]

SECTION 4.19       Change of Control Repurchase Event. (a) If a Change of Control Repurchase Event occurs with respect to any series of Notes, each Holder of the Notes of the applicable series will have the right to require the Issuer to repurchase all or any part (equal to €100,000 and integral multiples of €1,000 in excess thereof in the case of Notes that have denominations larger than €100,000) of that Holder’s Notes of each applicable series pursuant to an offer (the “Change of Control Offer”) on the terms set forth in this Indenture. In the Change of Control Offer, the Issuer will offer a payment (the “Change of Control Payment”) in cash equal to 100% of the aggregate principal amount of each of the Notes repurchased plus accrued and unpaid interest and Additional Amounts, if any, thereon, to, but excluding, the date of purchase. Within 60 days following any Change of Control Repurchase Event, the Issuer will mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control Repurchase Event and offering to repurchase Notes of each applicable series on a date (the “Change of Control Payment Date”) specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice. The Issuer will comply with the requirements of Section 14(e) of the Exchange Act to the extent applicable and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.19 by virtue of such conflict.

(b)           On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)            accept for payment all Notes of the applicable series or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)            deposit with the relevant Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3)            deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of such Notes or portions thereof being purchased by the Issuer.

(c)            The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes and the Trustee or the relevant Registrar will, upon receipt of an Issuer Order, promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of €100,000 or an integral multiple of €1,000 in excess thereof.

(d)            In the case of Definitive Notes, if the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Amounts, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Additional Amounts will be payable to Holders who tender pursuant to the Change of Control Offer; in the case of Global Notes, the Issuer will pay accrued and unpaid interest to the Change of Control Payment Date to the Holder on such date.

(e)            The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date; provided, that if and for so long as the applicable series of Notes is listed on Euronext Dublin and the rules of Euronext Dublin so require, the Issuer will give notice with respect to the results of the Change of Control Offer to the Companies Announcement Office of Euronext Dublin.

(f)            This Section 4.19 will be applicable regardless of whether any other provisions of this Indenture are applicable.

(g)            The Issuer will not be required to make a Change of Control Offer with respect to a series of Notes following a Change of Control Repurchase Event if (i) an Affiliate of the Issuer or a third party makes the Change of Control Offer for such series of Notes in the manner, at the times and otherwise in compliance with this Section 4.19 applicable to a Change of Control Offer made by the Issuer and purchases all Notes of the applicable series validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption for all of the outstanding Notes of such series has been given pursuant to this Indenture under Section 3.4 unless and until there is a default in the payment of the applicable redemption price, plus accrued and unpaid interest to the proposed redemption date. Notwithstanding the foregoing, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, conditional upon the Change of Control, so long as a definitive agreement has been executed that contains terms and provisions that would otherwise result in a Change of Control upon completion of the transactions contemplated thereby.

SECTION 4.20       Additional Amounts. (a) At least 10 days prior to the first date on which payment of principal, premium, if any, or interest on the Notes or the Guarantees is to be made, and at least 10 days prior to any subsequent such date if there has been any change with respect to the matters set forth in the Officers’ Certificate described in this Section 4.20, the Issuer will furnish the Trustee and the Paying Agent, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and the Paying Agent that such payment of principal, premium, if any, or interest on the Notes (whether or not in the form of Definitive Notes) or any Guarantee shall be made to the Holders with withholding or deduction (but only in case such payment shall be made with such withholding or deduction) for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, “Taxes”) imposed or levied by or on behalf of (i) any jurisdiction in which the Payor or any Guarantor or successor Guarantor is organized or otherwise considered resident for tax purposes or any political subdivision or governmental authority of any thereof or therein having power to tax, or (ii) any jurisdiction from or through which payment on the Notes or any of the Guarantees is made, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (i) and (ii), a “Relevant Taxing Jurisdiction”), unless the withholding or deduction of Taxes is then required by law.

(b)            If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction will at any time be required from any payments made with respect to the Notes or the Guarantees, including payments of principal, Redemption Price, interest or premium, if any, the Payor or the relevant Guarantor, as applicable, will pay (together with such payments) such additional amounts pursuant to Paragraph 2 of the relevant series of Notes (the “Additional Amounts”).

(c)            The Payor and each Guarantor or successor Guarantor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. Upon written request, the Payor and each Guarantor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to each Holder. The Payor and each Guarantor or successor Guarantor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per €1,000 principal amount of the Notes. Copies of such documentation will be available for inspection during ordinary business hours at the office of the Trustee by the Holders of the Notes upon request.

(d)            Wherever in this Indenture or the Notes there are mentioned, in any context, (i) the payment of principal, (ii) purchase prices in connection with a purchase of Notes, (iii) interest or (iv) any other amount payable on or with respect to any of the Notes or the Guarantees, such reference shall be deemed to include payment of Additional Amounts as described in this Indenture and the Notes to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(e)            The Issuer shall indemnify the Trustee and the Paying Agent for, and hold them harmless against, any loss, liability or expense incurred without gross negligence, willful default or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished to them pursuant to this Section 4.20.

(f)            Obligations under this Section 4.20 will survive any termination, defeasance or discharge of this Indenture.

SECTION 4.21. Payment of Non-Income Taxes and Similar Charges. The Payor and each Guarantor or successor Guarantor will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of any Notes or any other document or instrument referred to therein (other than a transfer of the Notes), or the receipt of any payments with respect to the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside a Relevant Taxing Jurisdiction, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes, the Guarantees or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes. Obligations under this Section 4.21 will survive any termination, defeasance or discharge of this Indenture.

SECTION 4.21       [Intentionally omitted]

SECTION 4.22       [Intentionally omitted]

SECTION 4.23       [Intentionally omitted]

SECTION 4.24       [Intentionally omitted]

SECTION 4.25       [Intentionally omitted]

SECTION 4.26       [Intentionally omitted]

ARTICLE V

SUCCESSOR CORPORATION

SECTION 5.1. Consolidation, Merger or Sale of Assets. The Issuer may not, directly or indirectly: (a) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (b) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)            either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made (the “Successor Issuer”) is a company organized or existing under the laws of the United States, any state thereof or the District of Columbia or any member of the European Union on the Issue Date;

(2)            the Successor Issuer (if other than the Issuer) assumes all the obligations of the Issuer under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(3)            immediately after such transaction, no Default or Event of Default exists; and

(4)            each Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations in respect of the Indenture and the Notes (unless such Guarantee shall be released in connection with the transaction and otherwise in compliance with the Indenture).

SKA may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not SKA is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of SKA and its Subsidiaries taken as a whole, in one or more related transactions, to another Person (other than the Issuer or another Guarantor) unless (a) SKA (or the Person formed by or surviving any such consolidation or merger (if other than SKA) or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made (the “SKA Successor”)) shall have by supplemental indenture confirmed its Guarantee shall continue to apply to the Issuer’s obligations in respect of the Indenture and the Notes or, in the case of a SKA Successor, expressly assumed all the obligations of SKA under its Guarantee under the Indenture and the Notes; (b)(i) either SKA is the surviving company; or (ii) the SKA Successor is a company organized or existing under the laws of the United States, any state thereof or the District of Columbia, or any member of the European

Union on the Issue Date; and (c) immediately after such transaction, no Default or Event of Default exists.

For purposes of this covenant, the sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of a Person, which properties and assets, if held by such Person instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of such Person on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of such Person.

SECTION 5.2         Successor Corporation Substituted. If any such consolidation, merger, sale, assignment, transfer, conveyance or disposition is consummated without causing an Event of Default, then the Successor Issuer or SKA Successor, as applicable, will succeed to, and be substituted for, and may exercise every right and power of, the Issuer, in the case of a Successor Issuer or SKA, in the case of a SKA Successor, under this Indenture with the same effect as if such Successor Issuer had been named as the Issuer herein or as if such SKA Successor had been named as SKA herein, as applicable, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Notes.

ARTICLE VI

DEFAULT AND REMEDIES

SECTION 6.1         Events of Default. Whenever used herein with respect to a series of Notes issued under this Indenture, “Event of Default” means any one of the following events which shall have occurred and be continuing:

(1)            a default for 30 days in the payment when due of interest on, or Additional Amounts with respect to, such series of Notes;

(2)            a default in payment when due of the principal of, or premium, if any, on such series of Notes;

(3)            a failure by SKA or any of its Subsidiaries for 90 days after notice by the Trustee or by the Holders of at least 25% in principal amount of such series of Notes to comply with any of the other agreements in this Indenture;

(4)            a default under any mortgage, indenture or instrument under which there is issued and outstanding any Indebtedness for money borrowed by SKA or any of its Subsidiaries (or the payment of which is guaranteed by SKA or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

(a)            is caused by a failure to pay principal at the final stated maturity of such Indebtedness (after giving effect to any applicable grace period provided in the Indebtedness) (a “Payment Default”); or

(b)            results in the acceleration of such Indebtedness prior to its express maturity;

and in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates €150.0 million or more;

(5)            (A) a court having jurisdiction in the premises having entered a decree or order for (i) relief in respect of the Issuer, SKA or any of its Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of SKA and its Subsidiaries), would constitute a Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Issuer, SKA or any of its Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of SKA and its Subsidiaries), would constitute a Significant Subsidiary or for all or substantially all of the property and assets of the Issuer, SKA or any of its Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of SKA and its Subsidiaries), would constitute a Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Issuer, SKA or any of its Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of SKA and its Subsidiaries), would constitute a Significant Subsidiary and, in each case, such decree or order remaining unstayed and in effect for a period of 30 consecutive days; or (B) the Issuer, SKA or any of its Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of SKA and its Subsidiaries), would constitute a Significant Subsidiary (i) having commenced a voluntary case (including taking any action for the purpose of winding up) under any applicable bankruptcy, insolvency, examination, court protection or other similar law now or hereafter in effect, or consented to the entry of an order for relief in an involuntary case under any such law, (ii) having consented to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Issuer, SKA or any of its Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of SKA and its Subsidiaries), would constitute a Significant Subsidiary or for all or substantially all of the property and assets of the Issuer, SKA or any of its Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of SKA and its Subsidiaries), would constitute a Significant Subsidiary or (iii) having effected any general assignment for the benefit of creditors.

SECTION 6.2         Acceleration. In the case of an Event of Default arising under Section 6.1(5) hereof, the principal of, premium, if any, accrued and unpaid interest, if any, and Additional Amounts, if any, on all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee (upon request of Holders of at least 25% in principal amount of Notes of the applicable series subject to the Event of Default then outstanding) shall, by notice in writing to the Issuer, or the Holders of at least 25% in principal amount of the then outstanding Notes of the applicable series may, by notice in writing to the Issuer and the Trustee, declare all Notes of such series to be due and payable, and any such notice shall specify the respective Event of Default and that such notice is a “notice of acceleration”, and the principal of, premium, if any, accrued and unpaid interest, if any, and Additional Amounts, if any, on all outstanding Notes of such series shall become immediately due and payable. In the event of any Event of Default specified in Section 6.1(4), such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose, (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (y) the creditors on such Indebtedness have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to such Event of Default or (z) if the default that is the basis for such Event of Default has been cured.

SECTION 6.3         Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or, premium, if any, interest or Additional Amounts, if any, on the Notes of the applicable series subject to the Event of Default or to enforce the performance of any provision of such Notes or this Indenture.

SECTION 6.4         The Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto.

SECTION 6.5         Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

SECTION 6.6         Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Notes.

SECTION 6.7         Waiver of Past Defaults. Subject to Section 9.2, at any time after a declaration of acceleration with respect to any series of Notes as described in Section 6.2, the Holders of at least a majority in aggregate principal amount of the outstanding Notes of such series by written notice to the Trustee, may, on behalf of the Holders of all the Notes of such series, waive any existing Default or Event of Default (except with respect to a continuing Default or Event of Default in the payment of principal, premium, interest, Additional Amounts, if any, and other monetary obligations on such Notes) and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, interest, Additional Amounts, if any, and other monetary obligations on such Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Such waiver shall not excuse a continuing Default or Event of Default in the payment of interest, premium, if any, principal or Additional Amounts, if any, on such Notes held by a non-consenting Holder, or in respect of a covenant or a provision which cannot be amended or modified without the consent of at least 80% of Holders. The Issuer shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders has consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived with respect to any series of Notes, it is cured and ceases with respect to such series of Notes.

SECTION 6.8         Control by Majority. Subject to Section 2.10, the Holders of not less than a majority in principal amount of the outstanding Notes of any series may, by written notice to the Trustee, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to such series of Notes. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of another Holder of Notes of such series, or that would involve the Trustee in liability or expense; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification or security to its satisfaction against all losses, liabilities, costs and expenses incurred by it in taking or not taking such action.

SECTION 6.9         Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, interest when due and Additional Amounts, if any, no Holder may pursue any remedy with respect to this Indenture or the Notes of any series, unless:

(1)            such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)            Holders of at least 25% in principal amount of the outstanding Notes of such series have requested the Trustee to pursue the remedy;

(3)            such Holders have offered the Trustee indemnity or security to its satisfaction, against any loss, liability or expense;

(4)            the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and

(5)            the Holders of a majority in principal amount of the outstanding Notes of such series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

SECTION 6.10       Collection Suit by Trustee. If an Event of Default in payment of principal, premium, if any, interest or Additional Amounts, if any, specified in clause (1) or clause (2) of Section 6.1 occurs and is continuing with respect to a series of Notes, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on such series of Notes for the whole amount of principal and accrued interest remaining unpaid and Additional Amounts, if any, thereon and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6.

SECTION 6.11       Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, accountants and experts) and the Holders allowed in any judicial proceedings relating to the Issuer, its creditors or its property or other obligor on the Notes, its creditors and its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, accountants and experts, and any other amounts due the Trustee under Section 7.6. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, accountants and experts, and any other amounts due the Trustee under Section 7.6 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes of the applicable series may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

SECTION 6.12       Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

First: to the Trustee, the Agents and their agents and attorneys for amounts due under Section 7.6, including payment of all compensation, fees, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes of the applicable series for principal, premium, if any, interest and Additional Amounts, if any, ratably, without preference or priority of any kind (including between different series of Notes if more than one series of Notes is affected), according to the amounts due and payable on such series of Notes for principal, premium, if any, interest and Additional Amounts, if any, respectively; and

Third: to the Issuer or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior notice to the Issuer, may fix a record date and a payment date for any payment to Holders pursuant to this Section 6.12; provided that the failure to give any such notice shall not affect the establishment of such record date or payment date for Holders pursuant to this Section 6.12.

SECTION 6.13       Restoration of Rights and Remedies. If the Trustee or any Holder of any Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders of the applicable series of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of the applicable series of Notes shall continue as though no such proceeding had been instituted.

SECTION 6.14       Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes of any series.

SECTION 6.15       Additional Payments. In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer in bad faith with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem a series of Notes pursuant to the optional redemption provisions of this Indenture or was required to repurchase the Notes of a series, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of such series of Notes.

ARTICLE VII

TRUSTEE

SECTION 7.1         Duties of Trustee. (a) If an Event of Default of which a Trust Officer of the Trustee has received written notice has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any of the Holders of Notes, unless they shall have offered to the Trustee indemnity or security to its satisfaction against any loss, liability, cost or expense.

(b)            Except during the continuance of an Event of Default of which a Trust Officer of the Trustee has received written notice:

(1)            The Trustee and the Agents will perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Agents.

(2)            In the absence of bad faith on their part, the Trustee and the Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to them pursuant to Section 11.3 furnished to the Trustee or Agent and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are required to be furnished to the Trustee or the Agents, the Trustee or the Agents, as applicable, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)            The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own bad faith or willful misconduct, except that:

(1)            This paragraph does not limit the effect of subsection (b) of this Section 7.1.

(2)            Neither the Trustee nor any Agent shall be liable for any error of judgment made in good faith by a Trust Officer of such Trustee or Agent, unless it is proved that the Trustee or such Agent was grossly negligent in ascertaining the pertinent facts.

(3)            The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.8.

(d)            No provision of this Indenture shall require the Trustee or any Agent to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity or security satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

(e)            Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 7.1.

(f)            Neither the Trustee nor the Agents shall be liable for interest on any money received by it except as the Trustee and any Agent may agree in writing with the Issuer. Money held by the Trustee in trust or any Agent need not be segregated from other funds except to the extent required by law.

(g)            Any provision hereof relating to the conduct or affecting the liability of or affording protection to the Trustee or Agent shall be subject to the provisions of this Section 7.1.

(h)            The rights, privileges, protections, immunities and benefits given to the Trustee, including its rights to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities it which it may serve, and to each Agent, custodian and other person employed to act hereunder.

SECTION 7.2         Rights of Trustee. Subject to Section 7.1:

(a)            The Trustee and each Agent may rely conclusively on and shall be protected from acting or refraining from acting based upon any document believed by them to be genuine and to have been signed or presented by the proper person. Neither the Trustee nor any Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document, but the Trustee or its Agent, as the case may be, in its discretion, may make reasonable further inquiry or investigation into such facts or matters stated in such document and if the Trustee or its Agent as the case may be, shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, at reasonable times during normal business hours, personally or by agent or attorney. The Trustee shall not be deemed to have notice or any knowledge of any matter (including Defaults or Events of Default) unless a Trust Officer assigned to and working in the Trustee’s Trust & Security Services office has actual knowledge thereof or unless written notice thereof is received by the Trustee, Attention: Trust & Agency Services and such notice references the Notes generally, the Issuer or this Indenture.

(b)            Any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate or Issuer Order and any resolution of the Board of Directors of the Issuer, as the case may be, may be sufficiently evidenced by a Board Resolution.

(c)            Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both, which shall conform to the provisions of Sections 11.3 and 11.4. Neither the Trustee nor any Agent shall be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(d)            The Trustee and any Agent may act through their attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee or such Agent) appointed with due care.

(e)            The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct, gross negligence or bad faith.

(f)            The Trustee or any Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(g)            Subject to Section 9.2, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required by the terms hereof, but shall not without the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each affected series at the time outstanding (i) give any consent, waiver or approval or (ii) agree to any amendment or modification of this Indenture, in each case, that shall have a material adverse effect on the interests of any Holder. The Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification shall have a material adverse effect on the interests of any Holder.

SECTION 7.3         Individual Rights of Trustee. The Trustee or any Agent in its respective individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its respective Affiliates with the same rights it would have if it were not the Trustee or an Agent. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights. The Trustee must comply with Sections 7.9 and 7.10.

SECTION 7.4         Trustee’s Disclaimer. The Trustee and the Agents shall not be responsible for and make no representation as to the validity, effectiveness, correctness or adequacy of this Indenture, any Guarantee or the offering materials related to this Indenture or the Notes; it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision hereof; it shall not be responsible for the use or application of any money received by any Agent and it shall not be responsible for any statement or recital herein of the Issuer, or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication.

SECTION 7.5         Notice of Default. If an Event of Default with respect to any series of Notes occurs and is continuing and a Trust Officer of the Trustee has received written notice of such event, the Trustee shall mail to each Holder of Notes of such series, as their names and addresses appear on the list of Holders described in Section 2.5, notice of the uncured Default or Event of Default within 60 days after the Trustee receives such notice. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, interest or Additional Amounts, if any, on any Note, including the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders of Notes of such series.

SECTION 7.6         Compensation and Indemnity. The Issuer shall pay to the Trustee and the Agents from time to time such reasonable compensation as the Issuer and the Trustee shall from time to time agree upon in writing for its acceptance of this Indenture and services hereunder. The Trustee’s and the Agents’ compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and the Agent upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for their services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s or any Agent’s gross negligence, willful misconduct or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and Agents’ accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 8.4 hereof.

The Issuer agrees to pay the reasonable fees and expenses of the Trustee’s legal counsel, White & Case LLP in connection with its review, preparation and delivery of this Indenture and related documentation.

The Issuer shall indemnify each of the Trustee, any predecessor Trustee and the Agents (which, for purposes of this paragraph, include such Trustee’s and Agents’ affiliates, officers, directors, employees and agents) and in any other capacity the Trustee may serve hereunder for, and hold them harmless against, any and all loss, damage, claim, expense or liability including taxes (other than taxes based on the income of the Trustee) incurred by the Trustee or an Agent without gross negligence, willful misconduct or bad faith on its part, as determined by a court of competent jurisdiction in a final non-appealable decision in connection with acceptance of administration of this trust and performance of its duties under this Indenture, including the reasonable expenses and attorneys’ fees and expenses of defending itself against any claim of liability arising hereunder. The Trustee and the Agents shall notify the Issuer promptly of any claim asserted against the Trustee or such Agent for which it may seek indemnity. However, the failure by the Trustee or the Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee or such Agent shall cooperate in the defense (and may employ its own counsel reasonably satisfactory to the Trustee) at the Issuer’s expense. The Trustee or such Agent may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

To secure the Issuer’s payment obligations in this Section 7.6, the Trustee and the Agents shall have a senior Lien prior to the Notes against all money or property held or collected by the Trustee and the Agents, in its capacity as Trustee or Agent, except money or property held in trust to pay principal or premium, if any, Additional Amounts, if any, or interest on particular Notes.

The Issuer’s obligations under this Section 7.6 and any claim arising hereunder shall survive the termination of this Indenture, the resignation or removal of any Trustee or Agent, the discharge of the Issuer’s obligations pursuant to Article VIII and any rejection or termination under any Bankruptcy Law.

SECTION 7.7         Replacement of Trustee. The Trustee and any Agent may resign at any time upon 30 days’ prior written notice to the Issuer. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee or Agent by so notifying the Issuer and the Trustee or such Agent, as the case may be, in writing and may appoint a successor trustee or agent with the Issuer’s consent. A resignation or removal of the Trustee or any Agent and appointment of a successor Trustee or Agent, as the case may be, shall become effective only upon the successor Trustee’s or Agent’s acceptance of appointment, as the case may be, as provided in this section. The Issuer may remove the Trustee or an Agent if:

(1)            the Trustee or Agent, as the case may be, fails to comply with Section 7.9;

(2)            the Trustee or Agent, as the case may be, is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee or Agent, as the case may be, under any Bankruptcy Law;

(3)            a receiver or other public officer takes charge of the Trustee or Agent, as the case may be, or its respective property; or

(4)            the Trustee or Agent, as the case may be, becomes incapable of acting with respect to its duties hereunder.

If the Trustee or an Agent resigns or is removed or if a vacancy exists in the office of Trustee or Agent for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee or Agent, as the case may be. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may, with the Issuer’s consent, appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

A successor Trustee or Agent, as the case may be, shall deliver a written acceptance of its appointment to the retiring Trustee or Agent and to the Issuer. Immediately after that, the retiring Trustee or Agent, as the case may be, shall transfer, after payment of all sums then owing to the Trustee or Agent, as the case may be, pursuant to Section 7.6, all property held by it as Trustee or Agent to the successor Trustee or Agent, subject to the Lien provided in Section 7.6, the resignation or removal of the retiring Trustee or Agent, as the case may be, shall become effective, and the successor Trustee or Agent, as the case may be, shall have all the rights, powers and duties of the Trustee or Agent under this Indenture. A successor Trustee or Agent shall mail notice of its succession to each Holder.

If a successor Trustee or Agent does not take office within 60 days after the retiring Trustee or Agent resigns or is removed, (i) the retiring Trustee or Agent (as the case may be), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or Agent or (ii) the retiring Trustee or Agent may appoint a successor Trustee or Agent, as applicable, at any time prior to the date on which a successor Trustee or Agent takes office, provided that such appointment shall be reasonably satisfactory to the Issuer.

If the Trustee or Agent after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.9, such Holder may petition any court of competent jurisdiction for the removal of the Trustee or Agent, as the case may be, and the appointment of a successor thereto.

Notwithstanding replacement of the Trustee or Agent pursuant to this Section 7.7, the Issuer’s obligations under Section 7.6 shall continue for the benefit of the retiring Trustee or Agent, as the case may be, and the Issuer shall pay to any replaced or removed Trustee or Agent all amounts owed under Section 7.6 upon such replacement or removal.

SECTION 7.8         Successor Trustee by Merger, etc. If the Trustee or Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by consolidation, merger or conversion to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 7.9         Eligibility; Disqualification. This Indenture shall at all times have a Trustee that is an entity organized and doing business under the laws of the United States or any state thereof, or the United Kingdom, or a Member State of the European Union or a political subdivision thereof, that is authorized under examination by federal or state authorities or by the authorities of the United Kingdom or a Member State of the European Union or a political subdivision thereof. No obligor under the Notes or Person directly controlling, controlled by, or under common control with such obligor shall serve as Trustee.

SECTION 7.10       Disqualification; Conflicting Interests. Within 90 days after becoming aware that a material conflict of interest exists between the Trustee’s role as a trustee and any other capacity, the Trustee shall either (i) eliminate such conflict of interest or (ii) resign from office; provided, however, that this Indenture, the Notes and the Guarantees shall remain valid notwithstanding a material conflict of interest of the Trustee.

SECTION 7.11       [Intentionally omitted]

 SECTION 7.12      Force Majeure. In no event shall the Trustee or Agent, in each of its capacities hereunder, be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo and government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services or the obligations contemplated by this Indenture.

SECTION 7.13       Consequential Loss. Notwithstanding anything to the contrary in this Indenture, in no event shall the Trustee or Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of such loss or damage and regardless of the form of action.

ARTICLE VIII

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.1         Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, with respect to the Notes of any series, elect to have either Section 8.2 or 8.3 be applied to all outstanding Notes of such series upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2         Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.1 of the option applicable to this Section 8.2 with respect to a series of Notes, the Issuer shall be deemed to have been discharged from its obligations with respect to the outstanding Notes of such series and the Guarantors shall be deemed to have been discharged from their obligations with respect to their Guarantees of the Notes of such series, in each case on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged all the obligations relating to the outstanding Notes of the applicable series and such Notes shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.6, Section 8.8 and the other Sections of this Indenture referred to below in this Section 8.2, and to have satisfied all of their other obligations under such Notes, the Guarantees and this Indenture and cured all then existing Events of Default (in each case with respect to such series of Notes)(and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

(1)            the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, interest and Additional Amounts, if any, on such Notes when such payments are due (including on a Redemption Date) from the trust created pursuant to this Indenture;

(2)            the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)            the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith set forth in Article VII hereof; and

(4)            this Article VIII and the obligations set forth in Section 8.6 hereof.

Subject to compliance with this Article VIII, the Issuer may exercise its option under Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 with respect to the applicable series of Notes. If the Issuer exercises its Legal Defeasance option with respect to a series of Notes, payment of the Notes of such series may not be accelerated because of an Event of Default.

SECTION 8.3         Covenant Defeasance. Upon the Issuer’s exercise under Section 8.1 of the option applicable to this Section 8.3 with respect to a series of Notes, the Issuer and the Guarantors shall be released from any obligations under the covenants contained in Sections 4.5 (other than with respect to the Issuer), 4.8, 4.10, 4.17, 4.19 and 4.27 hereof with respect to the outstanding Notes of such series on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”) and the Notes of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).

For the purposes hereof, such Covenant Defeasance means that, (i) with respect to the outstanding Notes of the applicable series, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant with respect to such series, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and (ii) payment on the Notes of such series may not be accelerated because of an Event of Default specified in clause (3) (insofar as it relates to Sections 4.5 (other than with respect to the Issuer), 4.8, 4.10, 4.17, 4.19, and 4.27 hereof) and (4).

SECTION 8.4         Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.2 or Section 8.3 to the outstanding Notes of a series:

(1)            the Issuer must irrevocably deposit with the Trustee (or such other entity designated or appointed by the Trustee for this purpose), in trust, for the benefit of the Holders of the Notes of the applicable series, cash in euros in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, interest, premium and Additional Amounts, if any, on the outstanding Notes of the applicable series on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2)            (2)      in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee and in form and substance reasonably satisfactory to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes of the applicable series will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)            in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee and in form and substance reasonably satisfactory to the Trustee confirming that the Holders of the outstanding Notes of the applicable series will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)            no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)            the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of such series of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(6)            the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel reasonably acceptable to the Trustee and in form and substance reasonably satisfactory to the Trustee, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.5         Satisfaction and Discharge of Indenture. This Indenture will be discharged and will cease to be of further effect as to all Notes of a series issued hereunder when:

(1)            either (i) all Notes of such series that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer) have been delivered to the Trustee for cancellation; or (ii) all Notes of such series that have not been delivered to the Trustee or the Registrar for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable at their stated maturity within one year, or if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee, and the Issuer has irrevocably deposited with the Trustee (or such other entity designated or appointed by the Trustee for this purpose), in trust, for the benefit of the Holders of the Notes, cash in euro in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of such series not delivered to the Trustee or the Registrar for cancellation for principal, premium and Additional Amounts, if any, and accrued interest to the date of maturity or redemption;

(2)            no Default or Event of Default with respect to such series of Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under any other Indebtedness in a principal amount in excess of €150.0 million;

(3)            the Issuer and each Guarantor has paid or caused to be paid all sums payable by it under this Indenture with respect to such series of Notes; and

(4)            the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes of that series at maturity or the redemption date, as the case may be.

SECTION 8.6         Survival of Certain Obligations. Notwithstanding the satisfaction and discharge of this Indenture and of the Notes and the Guarantees (in each case with respect to any series of Notes) referred to in Section 8.1, 8.2, 8.3, 8.4 or 8.5, the respective obligations of the Issuer, each Guarantor and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 2.12, 2.13, 2.14, 4.1, 4.2, 4.5 (only with respect to the Issuer), 4.6, 4.7, 4.9, 4.11, 4.20, 4.21, 4.22, Article VII, Article VIII and Section 11.11 shall survive until the Notes of such series are no longer outstanding, and thereafter the obligations of the Issuer and the Trustee under Articles VII and VIII shall survive. Nothing contained in this Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 8.7         Acknowledgment of Discharge by Trustee. Subject to Section 8.10, after (i) the conditions of Section 8.4 or 8.5 have been satisfied, (ii) the Issuer has paid or caused to be paid all other sums payable with respect to a series of Notes hereunder by the Issuer and (iii) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture with respect to such series of Notes have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of all of the Issuer’s obligations under this Indenture with respect to such series of Notes except for those surviving obligations specified in this Article VIII.

SECTION 8.8         Application of Trust Moneys. All cash in euros deposited with the Trustee pursuant to Section 8.4 or 8.5 in respect of Notes shall be held in trust and applied by it, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon for principal, premium, if any, interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash deposited pursuant to Section 8.4 or 8.5 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 8.9         Repayment to the Issuer; Unclaimed Money. The Trustee and any Paying Agent shall promptly pay or return to the Issuer upon Issuer Order any cash held by them at any time that are not required for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes for which cash has been deposited pursuant to Section 8.4 or 8.5.

Any money held by the Trustee in trust or any Paying Agent under this Article, for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, interest and Additional Amounts, if any, has become due and payable shall be paid to the Issuer upon Issuer Order or if then held by the Issuer shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer give notice to the Holders or, if and so long as the Notes are admitted to the Global Exchange Market of Euronext Dublin, and the rules of the Global Exchange Market of Euronext Dublin so require, the Issuer will inform the Companies Announcement Office of Euronext Dublin or in the case of Definitive Notes, in addition to such publication, mail to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar (and, if and so long as the Notes are admitted to the Global Exchange Market of Euronext Dublin, and the rules of the Global Exchange Market of Euronext Dublin so require, the Issuer will inform the Companies Announcement Office of Euronext Dublin), that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Issuer.

SECTION 8.10       Reinstatement. If the Trustee or any Paying Agent is unable to apply any cash in accordance with Section 8.2, 8.3, 8.4 or 8.5 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, 8.3, 8.4 or 8.5 until such time as the Trustee or Paying Agent is permitted to apply all such cash in accordance with Section 8.2, 8.3, 8.4 or 8.5; provided, however, that if the Issuer has made any payment of interest on, premium, if any, principal and Additional Amounts, if any, of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1         Without Consent of Holders of Notes. Notwithstanding Section 9.2 hereof, the Issuer, the Guarantors and the Trustee together may amend or supplement this Indenture, the Notes or the Guarantees without the consent of any Holder of a Note:

(1)            to cure any ambiguity, defect, error or inconsistency;

(2)            to add or change any of the provisions of this Indenture or the Notes to such extent as shall be necessary to permit or facilitate the deposit of the Notes with, or on behalf of, a common safekeeper for Euroclear and Clearstream and the registration of such Notes in the name of such common safekeeper (or its nominee), and to otherwise allow the Notes to be held in a manner that will satisfy the Note format eligibility criteria for the Notes to be pledged as collateral in European central banking and monetary operations, or to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)            to provide for the assumption of the Issuer’s or a Guarantor’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;

(4)            to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any Holder;

(5)            to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Notes;

(6)            to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture;

(7)            to conform the text of this Indenture, the Notes or the Guarantees to any provision of the “Description of Notes” in the Offering Memorandum to the extent such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Guarantee;

(8)            to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture; or

(9)            to the extent necessary to provide for the granting of a Lien to secure the Notes and/or any Guarantee as contemplated under Section 4.10 hereof.

Notwithstanding anything to the contrary in the paragraph above, in order to effect an amendment authorized by clause (5) above, it shall only be necessary for the supplemental indenture providing for the accession of such additional Guarantor to be duly authorized and executed by the Issuer, such additional Guarantor and the Trustee. Any other amendments permitted by this Indenture need only be duly authorized and executed by Issuer and the Trustee.

Without the consent of the Holders of at least 80% in aggregate principal amount of the Notes then outstanding of each affected series, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder) release any Guarantor from any of its obligations under its Guarantee or this Indenture with respect to such affected series of Notes, except in accordance with the terms of this Indenture.

Upon the request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.5, the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture which adversely affects its own rights, duties or immunities hereunder or otherwise.

For so long as the Notes are admitted to the Global Exchange Market of Euronext Dublin, and the rules of the Global Exchange Market of Euronext Dublin so require, the Issuer will give notice to the Companies Announcement Office of Euronext Dublin of any of the foregoing amendments, supplements and waivers and provide, if necessary, a supplement to the Offering Memorandum setting forth reasonable details in connection with any such amendments, supplements or waivers.

SECTION 9.2         With Consent of Holders of Notes. The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding of each series affected by such amendment or supplement (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Section 6.7, any existing Default, an Event of Default or its consequences or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding of each series affected by such waiver (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). However, unless consented to by Holders of at least 90% of the aggregate principal amount of the then outstanding Notes of each affected series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of the Notes) with respect to such affected series:

(1)            reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)            reduce the principal of or change the fixed maturity of any Note;

(3)            reduce the rate of or change the time for payment of interest on any Note;

(4)            reduce the premium or amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described in Paragraphs 7 and 8 of the relevant series of Notes;

(5)            waive a Default or Event of Default in the payment of principal of, or interest, premium or Additional Amounts, if any, on the Notes (except a rescission of acceleration of such Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration);

(6)            make any Note payable in money other than that stated in the Notes;

(7)            make any change in the provisions of this Indenture relating to the rights of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or any guarantee in respect thereof;

(8)            waive a redemption payment with respect to any Note (other than a payment required by Section 4.19 hereof);

(9)            make any change in the provisions of this Indenture described in Section 4.20 hereof that adversely affects the rights of any Holder of such Notes or amends the terms of such Notes in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Payor agrees to pay Additional Amounts, if any, in respect thereof; or

(10)            make any change in the preceding amendment and waiver provisions.

Upon the request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.5, the Trustee shall join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture adversely affects the Trustee’s own rights, duties or immunities hereunder or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture. It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders of Notes of each affected series a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

After an amendment, supplement or waiver under the foregoing paragraph becomes effective, the Issuer shall, in the case of Definitive Notes, mail to the Holders of the Notes of each affected series a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice to all Holders of the Notes of each affected series, or any defect therein, will not in any way impair or affect the validity of such amended or supplemented indenture or waiver. In addition, for so long as the Notes of any affected series are admitted to the Global Exchange Market of Euronext Dublin, and the rules of the Global Exchange Market of Euronext Dublin so require, the Issuer will give notice of any amendment, supplement and waiver to the Companies Announcement Office of Euronext Dublin.

Any amendment, supplement or waiver pursuant to Section 9.1 or this Section 9.2 which modifies the rights of the Holders of Notes of any series with respect to any covenant or other provision shall be deemed not to affect the rights under the Indenture of the Holders of Notes of any other series.

SECTION 9.3         Revocation and Effect of Consents. (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

(b)            The Issuer may, but shall not be obligated to, fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.5 or (ii) such other date as the Issuer shall designate.

SECTION 9.4         Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes of a series may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.5         Trustee to Sign Amendments, etc. The Trustee shall, at the cost and expense of the Issuer, execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive indemnity reasonably satisfactory to it, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that (i) the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and (ii) subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws affecting the rights of creditors generally and to the principles of equity, whether considered in a proceeding at law or in equity, constitutes the legal, valid and binding obligations of the Issuer enforceable in accordance with its terms; provided that the Trustee may, in its sole discretion, waive the requirement of an Opinion of Counsel with respect to clause (i).

ARTICLE X

GUARANTEES

SECTION 10.1        Guarantee. (a) Subject to the provisions of Section 10.2 hereof and any other limitations under applicable law, each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, interest or Additional Amounts, if any, on the Notes and all other obligations of the Issuer under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guarantee Obligations”). Each Guarantor further agrees (to the extent permitted by and subject to requirements under applicable law) that the Guarantee Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article X (to the extent permitted by applicable and subject to requirements under applicable law) notwithstanding any extension or renewal of any Guarantee Obligation.

(b)            To the extent permitted by law, each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Guarantee Obligations and also waives notice of protest for nonpayment, including, for the avoidance of doubt, any right of subrogation in relation to the Holders in respect of any such Guarantee Obligations. Each Guarantor waives notice of any default under the Notes or the Guarantee Obligations. The obligations of each Guarantor hereunder shall not (to the extent permitted by and subject to requirements under applicable law) be affected by: (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer, any other Guarantor or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guarantee Obligations or any of them; or (e) any change in the ownership of the Issuer.

(c)            Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantee Obligations.

(d)            Subject to the provisions of Section 10.2 hereof, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantee Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not (to the extent permitted by law) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantee Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not (to the extent permitted by law) be discharged or impaired or otherwise affected by (i) the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Note or any other agreement, (ii) any waiver or modification of any thereof, (iii) any default, failure or delay, willful or otherwise, in the performance of the Guarantee Obligations, or (iv) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(e)            Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest or Additional Amounts, if any, on any of the Guarantee Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization (including examinership) of the Issuer or otherwise.

(f)             Subject to the provisions of Section 10.2 hereof, in furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guarantee Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee for and on behalf of itself and the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantee Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantee Obligations then due and owing (but only to the extent not prohibited by law). Payments made under this guarantee shall be made to the Trustee on behalf of the Holders.

(g)            Each Guarantor further agrees that, as between it, on the one hand, and the Holders, on the other hand, but subject always to Section 10.2 hereof, (x) the maturity of the Guarantee Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantee Obligations, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purposes of its Guarantee.

(h)            Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

(i)            Neither the Issuer nor the Guarantors shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof.

SECTION 10.2       Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guarantee Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally or other considerations under applicable law.

(b)            The liability of each Parent Guarantor and Subsidiary Guarantor under this Article X shall be limited to the extent of the limitations (if any) set out in any supplemental indenture executed by a Subsidiary providing for a Guarantee.

SECTION 10.3       Successors and Assigns. This Article X shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.4       No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

SECTION 10.5       Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.6       Release of Guarantor. The Guarantee of a Guarantor will be released with respect to a series of Notes:

(1)            with respect to a Subsidiary Guarantor, in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) SKA or a Subsidiary of SKA;

(2)            with respect to a Subsidiary Guarantor, in connection with any sale or other disposition of Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) SKA or a Subsidiary of SKA, if such Subsidiary Guarantor ceases to be a Subsidiary as a result of such sale or other disposition;

(3)            with respect to a Guarantor (other than SKG or SKA), upon the release or discharge of the guarantee or other obligation of such Guarantor under the Revolving Facility Agreement, or such other guarantee or other obligation that resulted in the creation of such Guarantee, except a release or discharge by or as a result of payment under such guarantee; provided that the guarantee of such Guarantor under the Existing Senior Notes has been released or is concurrently released;

(4)            with respect to a Guarantor (other than SKA), by written notice from the Issuer to the Trustee if such Guarantor does not then guarantee any obligations under any of the Existing Senior Notes (after giving effect to Indebtedness and guarantees concurrently being released or repaid);

(5)            in accordance with Article IX;

(6)            upon the full and final payment and performance of all obligations of the Issuer and the Guarantors under this Indenture (with respect to such series) and the Notes of such series;

(7)            upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture with respect to such series of Notes as provided for in Article VIII; or

(8)            with respect to a Subsidiary Guarantor, by written notice from the Issuer to the Trustee so long as the Notes of that series have an Investment Grade rating from two or more Rating Agencies; provided that none of the Existing Senior Notes are guaranteed by such Subsidiary Guarantor (after giving effect to guarantees concurrently being released) and no Default or Event of Default shall have occurred and be continuing at the time of such written notice, provided, however, that in the case of clauses (1) and (2) above, the Issuer provides an Officers’ Certificate to the Trustee to the effect that the Issuer will comply with its obligations under Section 4.6.

At the request of the Issuer, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 10.7      Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary and other Person which is required to become a Guarantor pursuant to Section 4.8 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit D hereto pursuant to which such Subsidiary or other Person shall become a Guarantor under this Article X and shall guarantee the Guarantee Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee and an Officers’ Certificate to the effect (i) that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or other Person and (ii) that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws affecting the rights of creditors generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and to such other matters as the Trustee may reasonably request; provided that the Trustee may, in its sole discretion, waive the requirement of an Opinion of Counsel with respect to clause (i).

ARTICLE XI

MISCELLANEOUS

SECTION 11.1      Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or first-class mail, postage prepaid, addressed as follows:

if to the Issuer or any Guarantor:

Attention: Secretary

Smurfit Kappa Treasury Unlimited Company

Beech Hill

Clonskeagh

Dublin 4

Ireland

Facsimile: +353-1-283-7113 with a copy to:

Attention: Mr. Dennis M. Myers, P.C.

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, Illinois 60654

United States

Facsimile: +1-312-862-2200

if to the Trustee:

Attention: Trust & Agency Services

Deutsche Trustee Company Limited

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Facsimile No: +44-207-547-6149

if to the Paying Agent:

Attention: Trust & Agency Services

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Facsimile No.: +44-207-547-6149

if to the Transfer Agent or Registrar:

Deutsche Bank Luxembourg S.A.

2, boulevard Konrad Adenauer

L-1115 Luxembourg

Grand Duchy of Luxembourg

Facsimile No.: +352-473-136

Each of the Issuer and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer and the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by first class mail, postage prepaid (except that a notice of change of address and a notice to the Trustee shall not be deemed to have been given until actually received by the addressee).

In the case of Definitive Notes, all notices to Holders of the Notes will be validly given if mailed to them at their respective addresses in the register of the Holders of such Notes, if any, maintained by the Registrar. And, so long as any of the Notes are listed on Euronext Dublin, and the rules of Euronext Dublin so require, notices will be given to the Companies Announcement Office of Euronext Dublin. Each such notice shall be deemed to have been given on the date of such publication, or, if published more than once on different dates, on the first date on which publication is made, provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed. For so long as any Notes are represented by Global Notes, all notices to Holders of the Notes will be delivered to the applicable Clearing Agencies, which will give notice of such notice to the holders of beneficial interests in the Notes and all notices that are required to be delivered to Holders will be deemed delivered for purposes of this Indenture if delivered to such Clearing Agencies for communication to holders of book-entry interests. Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to such Person if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.2       Communications by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and any other person shall have the protection of Section 312(c) of the TIA.

SECTION 11.3       Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee or an Agent to take any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(1)            an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.4) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied or complied with; and

(2)            an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.4) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied or complied with.

In any case where several matters are required to be certified by, or covered by an Opinion of Counsel of, any specified Person, it is not necessary that all such matters be certified by, or covered by the Opinion of Counsel of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an Opinion of Counsel with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an Opinion of Counsel as to such matters in one or several documents.

Any certificate of an Officer of the Issuer may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which his certificate is based are erroneous. Any Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 11.4       Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)            a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)            a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with, provided, however, that an issuer of an Opinion of Counsel may reasonably rely as to any matter of fact on an Officers’ Certificate or a certificate of a public official.

SECTION 11.5       Rules by Trustee, Paying Agent, Registrar, Transfer Agent. The Trustee, the Paying Agent, the Registrar or the Transfer Agent may make reasonable rules for its functions.

SECTION 11.6       Legal Holidays. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

SECTION 11.7       Governing Law. Each of this Indenture, the Notes and the Guarantees, and the rights and duties of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 11.8       Submission to Jurisdiction; Appointment of Agent for Service. To the fullest extent permitted by applicable law, the Issuer and each Guarantor irrevocably submits to the non-exclusive jurisdiction of and venue in any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising out of or under or in connection with this Indenture or any of the transactions contemplated hereby, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Issuer and each Guarantor, to the fullest extent permitted by applicable law, irrevocably and fully waive the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designate and appoint Smurfit Kappa Packaging LLC (the “Authorized Agent”) as its authorized agent upon whom process may be served in any such suit or proceeding. The Issuer and each Guarantor represent and warrant that the Authorized Agent has accepted such appointment and irrevocably agreed to act as said agent for service of process. The Issuer and each Guarantor agree that service of process upon its Authorized Agent and written notice of said service to the Issuer or a Guarantor, mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Issuer or such Guarantor, respectively, in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Issuer agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. Notwithstanding the foregoing, any action against the Issuer arising out of or based on this Indenture or the transactions contemplated hereby may also be instituted in any competent court in Ireland and the Issuer expressly accepts the jurisdiction of any such court in any such action. The Issuer hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture, the Notes or the transactions contemplated hereby. The provisions of this Section 11.8 are intended to be effective upon the execution of this Indenture and the Notes without any further action by the Issuer, any Guarantor or the Trustee and the introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence as to such matters.

SECTION 11.9       No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10      No Personal Liability of Directors, Officers, Employees, Incorporators or Stockholders. No director, officer, employee, incorporator or stockholder of the Parent Guarantors, the Issuer or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Parent Guarantors, the Issuer or any Subsidiary Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.11      Currency Indemnity. The euro is the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with the Notes and the Guarantees, including damages. Any amount received or recovered in a currency other than euro whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer, any Guarantor or otherwise by any Holder or by the Trustee, as the case may be, in respect of any sum expressed to be due to it from the Issuer or a Guarantor will only constitute a discharge to the Issuer or the Guarantor, as applicable, to the extent of the euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that euro amount is less than the euro amount expressed to be due to the recipient under any Note, any Guarantee or to the Trustee, the Issuer and the Guarantors will indemnify them on a joint and several basis against any loss sustained by such recipient as a result. In any event, the Issuer and the Guarantors will indemnify the recipient on a joint and several basis against the cost of making any such purchase. For the purposes of this Section 11.11, it will be sufficient for the Holder of a Note or the Trustee to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of euro been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of euro on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Issuer’s and the Guarantors’ other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any Holder of a Note or the Trustee and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note, any Guarantee or to the Trustee.

SECTION 11.12     Currency Calculation. Except as otherwise expressly set forth herein, for purposes of determining compliance with any euro-denominated restriction herein, the euro-equivalent amount for purposes hereof that is denominated in a non-euro currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-euro amount is incurred or made, as the case may be.

SECTION 11.13     Information. For so long as any Notes are admitted to the Global Exchange Market of Euronext Dublin, and the rules of the Global Exchange Market of Euronext Dublin so require, copies of this Indenture will be made available through the offices of the Irish listing agent.

SECTION 11.14     Successors. All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.15     Counterpart Originals. All parties hereto may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent one and the same agreement.

SECTION 11.16     Severability. In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.17     Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first written above.

Very truly yours,

ISSUER:

SMURFIT KAPPA TREASURY UNLIMITED COMPANY

By:	/s/ Kenneth Bowles
Name: Kenneth Bowles
Title: Director

[Signature Page to the Indenture]

IRISH GUARANTORS:

SMURFIT KAPPA ACQUISITIONS

UNLIMITED COMPANY

SMURFIT KAPPA GROUP PLC

SMURFIT KAPPA INVESTMENTS LIMITED

SMURFIT KAPPA HOLDINGS LIMITED

SMURFIT KAPPA TREASURY FUNDING

DESIGNATED ACTIVITY COMPANY

By:	/s/ Kenneth Bowles
Name: Kenneth Bowles
Title: Authorized Attorney

[Signature Page to the Indenture]

DUTCH GUARANTOR:

SMURFIT INTERNATIONAL B.V.

By:	/s/ PJA Koelewijn
Name: PJA Koelewijn
Title: Authorized Signatory

[Signature Page to the Indenture]

DEUTSCHE TRUSTEE COMPANY
LIMITED, as Trustee

By:	/s/ Stephanie McIntosh
Name: Stephanie McIntosh
Title:

By:	/s/ S Ferguson
Name: S Ferguson
Title:

[Signature Page to the Indenture]

DEUTSCHE BANK AG, LONDON BRANCH,
as Paying Agent

By:	/s/ Stephanie McIntosh
Name: Stephanie McIntosh
Title:

By:	/s/ S Ferguson
Name: S Ferguson
Title:

[Signature Page to the Indenture]

DEUTSCHE BANK LUXEMBOURG S.A.,
as Transfer Agent and Registrar

By:	/s/ Stephanie McIntosh
Name: Stephanie McIntosh
Title:

By:	/s/ S Ferguson
Name: S Ferguson
Title:

[Signature Page to the Indenture]

SCHEDULE A

SUBSIDIARY GUARANTORS

Name	Jurisdiction	Registration Number
		(or equivalent, if any)

Smurfit Kappa Treasury Funding Designated Activity Company (previously Smurfit Kappa Treasury Funding Limited, Smurfit Capital Funding Limited and Smurfit Capital Funding Public Limited Company)	Ireland	239631
Smurfit International B.V.	Netherlands	33149443

EXHIBIT A-1

 TO THE INDENTURE

[FORM OF FACE OF GLOBAL NOTE]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

[Global Securities Legend]

UNLESS A CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK S.A./N.V. (“EUROCLEAR”) OR CLEARSTREAM BANKING S.A. (“CLEARSTREAM”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ITS AUTHORIZED NOMINEE OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM (AND ANY PAYMENT IS MADE TO ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF EUROCLEAR OR CLEARSTREAM OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Regulation S Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE DATE ON WHICH SUCH SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S ONLY (A) TO THE ISSUER, THE PARENT OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) TO NON-U.S. PERSONS PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[Rule 144A Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUER, THE PARENT OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO NON-U.S. PERSONS PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (1) EITHER (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF OR WITH ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE THE “PLAN ASSETS” OF ANY SUCH PLANS, OR A “GOVERNMENTAL PLAN” (AS DEFINED IN SECTION 3(32) OF ERISA), “CHURCH PLAN” (AS DEFINED IN SECTION 3(33) OF ERISA), NON-U.S. OR OTHER PLAN OR ARRANGEMENT THAT IS SUBJECT TO FEDERAL, STATE, LOCAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR (B) THE ACQUISITION AND HOLDING OF THIS SECURITY OR AN INTEREST THEREIN BY THE HOLDER DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A NON-EXEMPT VIOLATION OF SIMILAR LAW, AND (2) THE HOLDER WILL NOT SELL OR OTHERWISE TRANSFER THIS SECURITY UNLESS SUCH SUBSEQUENT TRANSFEREE HAS MADE THE REPRESENTATIONS AND WARRANTEES IN (1) ABOVE.

SMURFIT KAPPA TREASURY UNLIMITED COMPANY
0.50% SENIOR NOTE DUE 2029

Common Code:____________

ISIN:____________

No. ___

SMURFIT KAPPA TREASURY UNLIMITED COMPANY, a public unlimited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “Issuer”, which term includes any successor corporation), for value received promises to pay €_______to_______ or registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof, on September 22, 2029.

Interest Payment Dates: September 22 of each year, commencing September 22, 2022.

Record Dates: The Business Day (for this purpose a day on which Clearstream and Euroclear are open for business) immediately prior to September 22 of each year.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

This is to certify that Clearstream Nominees Limited of 11 Westferry Circus, Canary Wharf, London, E14 4HE, United Kingdom with registration number 02253120 is the registered holder of the aggregate nominal amount of €      ____________.

This Note shall not become valid for any purpose until effectuated by the entity appointed as Common Safekeeper by the ICSDs.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:

SMURFIT KAPPA TREASURY UNLIMITED COMPANY

By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

Deutsche Bank Luxembourg S.A.,
as Authenticating Agent for
DEUTSCHE TRUSTEE COMPANY LIMITED, as Trustee

By:
Name:
Title:

Dated:

COMMON SAFEKEEPER

This note is effectuated without recourse, warranty or liability by or on behalf of CLEARSTREAM BANKING, S.A.

as Common Safekeeper

By:
Authorized Signatory

[FORM OF REVERSE]

SMURFIT KAPPA TREASURY UNLIMITED COMPANY

0.50% SENIOR NOTE DUE 2029

1.            Interest. SMURFIT KAPPA TREASURY UNLIMITED COMPANY, a public unlimited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on the 2029 Notes will be payable annually in arrears on September 22 of each year, commencing September 22, 2022. The Issuer will make each interest payment to the Holders of record at the close of business on the Business Day (for this purpose a day on which Clearstream and Euroclear are open for business) immediately preceding September 22 of each year. Rights of holders of beneficial interests to receive such payments will be subject to applicable procedures of Euroclear and Clearstream, as applicable. Interest on the 2029 Notes will accrue at the rate of 0.50% per annum on the aggregate nominal amount of the 2029 Notes outstanding. Interest accruing on all 2029 Notes then outstanding shall be payable in cash. Interest on the 2029 Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid or duly provided for on the 2029 Notes (or September 22, 2021 if no interest has been paid on the 2029 Notes), to but excluding the next scheduled interest payment date, pursuant to the convention referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

2.            Additional Amounts. All payments made by the Payor on the Notes or any Guarantor with respect to its Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of (1) any jurisdiction in which the Payor or any Guarantor or successor Guarantor is organized or otherwise considered resident for tax purposes or any political subdivision or governmental authority of any thereof or therein having power to tax, or (2) any jurisdiction from or through which payment on the Notes or any of the Guarantees is made, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction shall at any time be required from any payments made with respect to the Notes or the Guarantees, including, without limitation, payments of principal, Redemption Price, interest or premium, if any, the Payor or the relevant Guarantor, as applicable, will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(1)            withholding or deduction imposed or levied by or on behalf of a Relevant Taxing Jurisdiction upon any payments to a Holder or Beneficial Owner who is liable for such Taxes in respect of the Notes by reason of the Holder (or a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) or Beneficial Owner having any present or former connection with such Relevant Taxing Jurisdiction (including, without limitation, being resident for tax purposes, being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such Relevant Taxing Jurisdiction) other than a connection arising from the acquisition, ownership or holding of such Note or enforcement of rights thereunder or the receipt of payments in respect of the Notes or with respect to any Guarantee;

(2)            any Taxes that would not have been imposed if the Holder or Beneficial Owner had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the applicable Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the applicable Relevant Taxing Jurisdiction, the relevant Holder or Beneficial Owner at that time has been notified in writing by the Payor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made);

(3)            except in the case of the winding up of the Payor, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Payor’s actions, presentment could not have been made elsewhere and except to the extent that the Holder would have been entitled to Additional Amounts had the Notes been presented elsewhere);

(4)            any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented during such 30 day period);

(5)            any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest, if any, on the Notes or with respect to any Guarantee;

(6)            any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other governmental charge;

(7)            a Tax imposed in connection with a Note presented for payment by or on behalf of a Holder or Beneficial Owner who would have been able to avoid such Tax by presenting the relevant Note to, or otherwise accept payment from, another paying agent in a member state of the European Union;

(8)            any Taxes imposed, deducted or withheld pursuant to section 1471(b) of the Code or otherwise imposed pursuant to sections 1471 through 1474 of the Code, in each case, as of the Issue Date (and any amended or successor version that is substantively comparable), any current or future regulations or agreements thereunder, official interpretations thereof or any law implementing an intergovernmental agreement relating thereto; or

(9)            any combination of clauses (1) through (8) above.

Such Additional Amounts will also not be payable where, had the Beneficial Owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (9) inclusive above.

Upon request, the Issuer will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders upon request.

3.            Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the Record Date with respect to such Notes immediately preceding the interest payment date for such interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay all amounts owing hereunder in euros. Immediately available funds for the payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.

4.            Paying Agent, Registrar and Transfer Agent. Initially, Deutsche Bank AG, London Branch, will act as Paying Agent and Deutsche Bank Luxembourg S.A. will act as Registrar. In the event that a Paying Agent or Transfer Agent is replaced, the Issuer will provide notice thereof as set forth in the Indenture. The Issuer may change any Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

5.            Indenture. The Issuer issued the Notes under an Indenture, dated as of September 22, 2021 (the “Indenture”), among the Issuer, the Parent Guarantors named therein, the Subsidiary Guarantors named therein, Deutsche Trustee Company Limited, as Trustee, Deutsche Bank AG, London Branch, as Paying Agent, and Deutsche Bank Luxembourg S.A., as Transfer Agent and Registrar. This Note is one of a duly authorized issue of Notes (as defined in the Indenture) of the Issuer designated as its 0.50% Senior Notes due 2029 (the “2029 Notes”). The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of them. The Notes are senior obligations of the Issuer. Additional Notes (as defined in the Indenture) may be issued from time to time under the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

6.            Ranking. The Notes will be senior unsecured obligations of the Issuer and will: (a) rank equally in right of payment with all of the Issuer’s existing and future indebtedness that is not subordinated in right of payment to the Notes; (b) rank senior in right of payment to all of the Issuer’s existing and future indebtedness that is subordinated in right of payment to the Notes; (c) be effectively junior to all of the Issuer’s existing and future secured indebtedness to the extent of the value of the collateral securing such other indebtedness; and (d) be structurally subordinated in right of payment to any obligations of the Issuer’s Subsidiaries other than the Issuer’s Subsidiaries that are Guarantors.

7.            Optional Redemption. Except as set forth below or under Paragraph 8 and 10, none of the 2029 Notes will be redeemable at the Issuer’s option prior to June 22, 2029.

At any time prior to June 22, 2029, the Issuer may redeem the 2029 Notes in whole or in part, at a redemption price equal to the greater of (a) 100% of the principal amount thereof and (b) the present value as of such date of redemption of (i) the redemption price of 100% for such 2029 Note on June 22, 2029, plus (ii) all required interest payments due on such 2029 Note through June 22, 2029 (excluding accrued but unpaid interest to the date of redemption) computed using a discount rate equal to the Bund Rate as of such date of redemption plus 15 basis points calculated by the Issuer, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after June 22, 2029, the Issuer may redeem the 2029 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If and so long as the 2029 Notes are admitted to the Global Exchange Market of Euronext Dublin, and the rules of the Global Exchange Market of Euronext Dublin so require, in the event that the Issuer effects an optional redemption of the 2029 Notes, the Issuer will inform the Companies Announcement Office of Euronext Dublin of such optional redemption and confirm the aggregate principal amount of the 2029 Notes that will remain outstanding following such redemption.

If Holders of not less than 80% in aggregate principal amount of the 2029 Notes validly tender and do not withdraw such 2029 Notes in any tender offer, including a Change of Control Offer, and the Issuer, or any Affiliate or third party making a tender offer, including a Change of Control Offer, in lieu of the Issuer purchases all of the 2029 Notes validly tendered and not withdrawn by such Holders, the Issuer or such Affiliate or third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the tender offer, including a Change of Control Offer, to redeem all 2029

Notes that remain outstanding following such purchase at a price in cash equal to 100% of the principal amount of all such 2029 Notes, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of redemption.

8.            Special Tax Redemption. The Issuer may, at its option, redeem the 2029 Notes in whole, but not in part, at any time upon giving not less than 10 nor more than 60 days’ notice to the Holders of the 2029 Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record of 2029 Notes on the relevant record date to receive interest due on the relevant interest payment date), all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (a “Redemption Price”), if a Payor determines that, as a result of (1) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation or (2) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Payor or any Guarantor is, or on the next interest payment date in respect of the 2029 Notes would be, required to pay Additional Amounts with respect to the 2029 Notes, and the Payor or the relevant Guarantor (as appropriate) cannot avoid such obligation by taking reasonable measures available to it. In the case of the Issuer or any Guarantor as of the Issue Date, the Change in Tax Law must become effective on or after the date of the Offering Memorandum. In the case of a Successor Issuer or any Person who becomes a Guarantor after the Issue Date or any successor of any Guarantor, the Change in Tax Law must become effective after the date that such entity first makes payment on the 2029 Notes or after the date on which such Person became a Guarantor or a successor of any Guarantor, as applicable. Notice of redemption for taxation reasons will be published in accordance with the procedures set forth in the Indenture. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payor or Guarantor, as applicable, would be obligated to make such payment or withholding if a payment in respect of such 2029 Notes were then due. Prior to the publication or mailing of any notice of redemption of 2029 Notes pursuant to the foregoing, the Payor will deliver to the Trustee an opinion of an independent tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee will accept such opinion as sufficient existence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders of the 2029 Notes.

9.            Notice of Redemption. Notice of redemption will be given at least 10 days but not more than 60 days before the relevant Redemption Date or Tax Redemption Date, as the case may be. All such notices in respect of Global Notes will be delivered to the Clearing Agency, which will give notice of such notice to the applicable holders of the beneficial interests in the Notes. Notes in denominations of €100,000 may be redeemed only in whole. No Note of €100,000 in aggregate principal amount or less, or other than in an integral multiple of €1,000 in excess thereof, shall be redeemed in part.

Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuer defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest, or Additional Amounts, if any, and the only right of the Holders of such Notes will be to receive payment of the Redemption Price. Any such redemption and notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.

10.            Change of Control Offer. Upon the occurrence of a Change of Control Repurchase Event with respect to the 2029 Notes, the Issuer will be required to make an offer to purchase all or any part (equal to €100,000 in principal amount and integral multiples of €1,000 in excess thereof) of the 2029 Notes on the Change of Control Payment Date at a purchase price in cash equal to the Change of Control Payment (subject to the right of Holders of record of Definitive Notes on the relevant Record Date to receive interest and Additional Amounts, if any, on the relevant interest payment date). Holders of 2029 Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Issuer prior to any related Change of Control Payment Date and may elect to have such 2029 Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

11.            [Intentionally omitted]

12.            Guarantees. The payment by the Issuer of the principal of, premium, if any, interest or Additional Amounts, if any, on the Notes and all other obligations of the Issuer under the Indenture is, subject to Section 10.2 of the Indenture and limitations under applicable law, fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by each of the Guarantors to the extent set forth in the Indenture.

13.            [Intentionally omitted]

14.            [Intentionally omitted]

15.            Denominations; Form; Transfer and Exchange. The Global Notes are in registered form, without coupons, in denominations of €100,000 and integral multiples of €1,000. The Trustee, the Registrar, the Paying Agent and the Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay all taxes and fees required by law or permitted by the Indenture.

16.            Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

17.            Unclaimed Funds. If funds for the payment of principal, interest, premium, or Additional Amounts remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

18.            Legal Defeasance and Covenant Defeasance. The Issuer may be discharged from its obligations under the Indenture and the Notes of any series except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture, in each case upon satisfaction of certain conditions specified in the Indenture.

19.            Amendment; Supplement; Waiver. Subject to certain exceptions specified in the Indenture, the Indenture or any series of Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes of such series then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes of such series may be waived with the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding.

20.            Successors. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

21.            Defaults and Remedies. Subject to certain restrictions, if an Event of Default (other than an Event of Default specified in clause (5) of Section 6.1 of the Indenture) occurs and is continuing with respect to any series of Notes, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes of such series may declare all the Notes of such series to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes of each series then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest, and Additional Amounts, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

22.            Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

23.            No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Parent Guarantors, the Issuer or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Parent Guarantors, the Issuer or any Subsidiary Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

24.            Authentication. This Note shall not be valid until the Trustee or Authenticating Agent signs the certificate of authentication on this Note and the entity appointed as Common Safekeeper by Euroclear and Clearstream effectuates this Note.

25.            Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

26.            ISINs and Common Codes. The Issuer has caused ISINs and Common Codes to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

27.            Governing Law. The Indenture, the Notes and the Guarantees, and the rights and duties of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York.

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be €        . The following decreases/increases in the principal amount at maturity of this Note have been made:

Date of Decrease/ Increase	Decrease in Principal Amount at Maturity	Increase in Principal Amount at Maturity	Total Principal Amount at Maturity Following such Decrease/ Increase	Notation Made by or on Behalf of Trustee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.19 of the Indenture, check the box: ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.19 of the Indenture, state the amount: €

Date:_______________

Your Signature:_______________

(Sign exactly as your name appears on the other side of this Note)

EXHIBIT A-2

TO THE INDENTURE

[FORM OF FACE OF GLOBAL NOTE]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

[Global Securities Legend]

UNLESS A CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK S.A./N.V. (“EUROCLEAR”) OR CLEARSTREAM BANKING S.A. (“CLEARSTREAM”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ITS AUTHORIZED NOMINEE OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM (AND ANY PAYMENT IS MADE TO ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF EUROCLEAR OR CLEARSTREAM OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Regulation S Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE DATE ON WHICH SUCH SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S ONLY (A) TO THE ISSUER, THE PARENT OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) TO NON-U.S. PERSONS PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[Rule 144A Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUER, THE PARENT OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO NON-U.S. PERSONS PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (1) EITHER (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF OR WITH ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE THE “PLAN ASSETS” OF ANY SUCH PLANS, OR A “GOVERNMENTAL PLAN” (AS DEFINED IN SECTION 3(32) OF ERISA), “CHURCH PLAN” (AS DEFINED IN SECTION 3(33) OF ERISA), NON-U.S. OR OTHER PLAN OR ARRANGEMENT THAT IS SUBJECT TO FEDERAL, STATE, LOCAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR (B) THE ACQUISITION AND HOLDING OF THIS SECURITY OR AN INTEREST THEREIN BY THE HOLDER DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A NON-EXEMPT VIOLATION OF SIMILAR LAW, AND (2) THE HOLDER WILL NOT SELL OR OTHERWISE TRANSFER THIS SECURITY UNLESS SUCH SUBSEQUENT TRANSFEREE HAS MADE THE REPRESENTATIONS AND WARRANTEES IN (1) ABOVE.

SMURFIT KAPPA TREASURY UNLIMITED COMPANY

1.00% SENIOR NOTE DUE 2033

Common Code:____________

ISIN:____________

No. ___

SMURFIT KAPPA TREASURY UNLIMITED COMPANY, a public unlimited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “Issuer”, which term includes any successor corporation), for value received promises to pay €__________to__________ or registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof, on September 22, 2033.

Interest Payment Dates: September 22 of each year, commencing September 22, 2022.

Record Dates: The Business Day (for this purpose a day on which Clearstream and Euroclear are open for business) immediately prior to September 22 of each year.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

This is to certify that Clearstream Nominees Limited of 11 Westferry Circus, Canary Wharf, London, E14 4HE, United Kingdom with registration number 02253120 is the registered holder of the aggregate nominal amount of €_______________.

This Note shall not become valid for any purpose until effectuated by the entity appointed as Common Safekeeper by the ICSDs.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:

SMURFIT KAPPA TREASURY UNLIMITED COMPANY

By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

Deutsche Bank Luxembourg S.A.,
as Authenticating Agent for
DEUTSCHE TRUSTEE COMPANY LIMITED, as Trustee

By:
Name:
Title:

Dated:

COMMON SAFEKEEPER

This note is effectuated without recourse, warranty or liability by or on behalf of CLEARSTREAM BANKING, S.A.

as Common Safekeeper

By:
Authorized Signatory

[FORM OF REVERSE]

SMURFIT KAPPA TREASURY UNLIMITED COMPANY

1.00% SENIOR NOTE DUE 2033

1.            Interest. SMURFIT KAPPA TREASURY UNLIMITED COMPANY, a public unlimited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on the 2033 Notes will be payable annually in arrears on September 22 of each year, commencing September 22, 2022. The Issuer will make each interest payment to the Holders of record at the close of business on the Business Day (for this purpose a day on which Clearstream and Euroclear are open for business) immediately preceding September 22 of each year. Rights of holders of beneficial interests to receive such payments will be subject to applicable procedures of Euroclear and Clearstream, as applicable. Interest on the 2033 Notes will accrue at the rate of 1.00% per annum on the aggregate nominal amount of the 2033 Notes outstanding. Interest accruing on all 2033 Notes then outstanding shall be payable in cash. Interest on the 2033 Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid or duly provided for on the 2033 Notes (or September 22, 2021 if no interest has been paid on the 2033 Notes), to but excluding the next scheduled interest payment date, pursuant to the convention referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

2.            Additional Amounts. All payments made by the Payor on the Notes or any Guarantor with respect to its Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of (1) any jurisdiction in which the Payor or any Guarantor or successor Guarantor is organized or otherwise considered resident for tax purposes or any political subdivision or governmental authority of any thereof or therein having power to tax, or (2) any jurisdiction from or through which payment on the Notes or any of the Guarantees is made, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction shall at any time be required from any payments made with respect to the Notes or the Guarantees, including, without limitation, payments of principal, Redemption Price, interest or premium, if any, the Payor or the relevant Guarantor, as applicable, will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(1)            withholding or deduction imposed or levied by or on behalf of a Relevant Taxing Jurisdiction upon any payments to a Holder or Beneficial Owner who is liable for such Taxes in respect of the Notes by reason of the Holder (or a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) or Beneficial Owner having any present or former connection with such Relevant Taxing Jurisdiction (including, without limitation, being resident for tax purposes, being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such Relevant Taxing Jurisdiction) other than a connection arising from the acquisition, ownership or holding of such Note or enforcement of rights thereunder or the receipt of payments in respect of the Notes or with respect to any Guarantee;

(2)            any Taxes that would not have been imposed if the Holder or Beneficial Owner had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the applicable Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the applicable Relevant Taxing Jurisdiction, the relevant Holder or Beneficial Owner at that time has been notified in writing by the Payor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made);

(3)            except in the case of the winding up of the Payor, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Payor’s actions, presentment could not have been made elsewhere and except to the extent that the Holder would have been entitled to Additional Amounts had the Notes been presented elsewhere);

(4)            any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented during such 30 day period);

(5)            any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest, if any, on the Notes or with respect to any Guarantee;

(6)            any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other governmental charge;

(7)            a Tax imposed in connection with a Note presented for payment by or on behalf of a Holder or Beneficial Owner who would have been able to avoid such Tax by presenting the relevant Note to, or otherwise accept payment from, another paying agent in a member state of the European Union;

(8)            any Taxes imposed, deducted or withheld pursuant to section 1471(b) of the Code or otherwise imposed pursuant to sections 1471 through 1474 of the Code, in each case, as of the Issue Date (and any amended or successor version that is substantively comparable), any current or future regulations or agreements thereunder, official interpretations thereof or any law implementing an intergovernmental agreement relating thereto; or

(9)            any combination of clauses (1) through (8) above.

Such Additional Amounts will also not be payable where, had the Beneficial Owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (9) inclusive above.

Upon request, the Issuer will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders upon request.

3.            Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the Record Date with respect to such Notes immediately preceding the interest payment date for such interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay all amounts owing hereunder in euros. Immediately available funds for the payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.

4.            Paying Agent, Registrar and Transfer Agent. Initially, Deutsche Bank AG, London Branch, will act as Paying Agent and Deutsche Bank Luxembourg S.A. will act as Registrar. In the event that a Paying Agent or Transfer Agent is replaced, the Issuer will provide notice thereof as set forth in the Indenture. The Issuer may change any Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

5.            Indenture. The Issuer issued the Notes under an Indenture, dated as of September 22, 2021 (the “Indenture”), among the Issuer, the Parent Guarantors named therein, the Subsidiary Guarantors named therein, Deutsche Trustee Company Limited, as Trustee, Deutsche Bank AG, London Branch, as Paying Agent, and Deutsche Bank Luxembourg S.A., as Transfer Agent and Registrar. This Note is one of a duly authorized issue of Notes (as defined in the Indenture) of the Issuer designated as its 1.00% Senior Notes due 2033 (the “2033 Notes”). The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of them. The Notes are senior obligations of the Issuer. Additional Notes (as defined in the Indenture) may be issued from time to time under the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

6.            Ranking. The Notes will be senior unsecured obligations of the Issuer and will: (a) rank equally in right of payment with all of the Issuer’s existing and future indebtedness that is not subordinated in right of payment to the Notes; (b) rank senior in right of payment to all of the Issuer’s existing and future indebtedness that is subordinated in right of payment to the Notes; (c) be effectively junior to all of the Issuer’s existing and future secured indebtedness to the extent of the value of the collateral securing such other indebtedness; and (d) be structurally subordinated in right of payment to any obligations of the Issuer’s Subsidiaries other than the Issuer’s Subsidiaries that are Guarantors.

7.            Optional Redemption. Except as set forth below or under Paragraph 8 and 10, none of the 2033 Notes will be redeemable at the Issuer’s option prior to June 22, 2033.

At any time prior to June 22, 2033, the Issuer may redeem the 2033 Notes in whole or in part, at a redemption price equal to the greater of (a) 100% of the principal amount thereof and (b) the present value as of such date of redemption of (i) the redemption price of 100% for such 2033 Note on June 22, 2033, plus (ii) all required interest payments due on such 2033 Note through June 22, 2033 (excluding accrued but unpaid interest to the date of redemption) computed using a discount rate equal to the Bund Rate as of such date of redemption plus 20 basis points calculated by the Issuer, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after June 22, 2033, the Issuer may redeem the 2033 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If and so long as the 2033 Notes are admitted to the Global Exchange Market of Euronext Dublin, and the rules of the Global Exchange Market of Euronext Dublin so require, in the event that the Issuer effects an optional redemption of the 2033 Notes, the Issuer will inform the Companies Announcement Office of Euronext Dublin of such optional redemption and confirm the aggregate principal amount of the 2033 Notes that will remain outstanding following such redemption.

If Holders of not less than 80% in aggregate principal amount of the 2033 Notes validly tender and do not withdraw such 2033 Notes in any tender offer, including a Change of Control Offer, and the Issuer, or any Affiliate or third party making a tender offer, including a Change of Control Offer, in lieu of the Issuer purchases all of the 2033 Notes validly tendered and not withdrawn by such Holders, the Issuer or such Affiliate or third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the tender offer, including a Change of Control Offer, to redeem all 2033

Notes that remain outstanding following such purchase at a price in cash equal to 100% of the principal amount of all such 2033 Notes, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of redemption.

8.            Special Tax Redemption. The Issuer may, at its option, redeem the 2033 Notes in whole, but not in part, at any time upon giving not less than 10 nor more than 60 days’ notice to the Holders of the 2033 Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record of 2033 Notes on the relevant record date to receive interest due on the relevant interest payment date), all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (a “Redemption Price”), if a Payor determines that, as a result of (1) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation or (2) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Payor or any Guarantor is, or on the next interest payment date in respect of the 2033 Notes would be, required to pay Additional Amounts with respect to the 2033 Notes, and the Payor or the relevant Guarantor (as appropriate) cannot avoid such obligation by taking reasonable measures available to it. In the case of the Issuer or any Guarantor as of the Issue Date, the Change in Tax Law must become effective on or after the date of the Offering Memorandum. In the case of a Successor Issuer or any Person who becomes a Guarantor after the Issue Date or any successor of any Guarantor, the Change in Tax Law must become effective after the date that such entity first makes payment on the 2033 Notes or after the date on which such Person became a Guarantor or a successor of any Guarantor, as applicable. Notice of redemption for taxation reasons will be published in accordance with the procedures set forth in the Indenture. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payor or Guarantor, as applicable, would be obligated to make such payment or withholding if a payment in respect of such 2033 Notes were then due. Prior to the publication or mailing of any notice of redemption of 2033 Notes pursuant to the foregoing, the Payor will deliver to the Trustee an opinion of an independent tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee will accept such opinion as sufficient existence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders of the 2033 Notes.

9.            Notice of Redemption. Notice of redemption will be given at least 10 days but not more than 60 days before the relevant Redemption Date or Tax Redemption Date, as the case may be. All such notices in respect of Global Notes will be delivered to the Clearing Agency, which will give notice of such notice to the applicable holders of the beneficial interests in the Notes. Notes in denominations of €100,000 may be redeemed only in whole. No Note of €100,000 in aggregate principal amount or less, or other than in an integral multiple of €1,000 in excess thereof, shall be redeemed in part.

Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuer defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest, or Additional Amounts, if any, and the only right of the Holders of such Notes will be to receive payment of the Redemption Price. Any such redemption and notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.

10.            Change of Control Offer. Upon the occurrence of a Change of Control Repurchase Event with respect to the 2033 Notes, the Issuer will be required to make an offer to purchase all or any part (equal to €100,000 in principal amount and integral multiples of €1,000 in excess thereof) of the 2033 Notes on the Change of Control Payment Date at a purchase price in cash equal to the Change of Control Payment (subject to the right of Holders of record of Definitive Notes on the relevant Record Date to receive interest and Additional Amounts, if any, on the relevant interest payment date). Holders of 2033 Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Issuer prior to any related Change of Control Payment Date and may elect to have such 2033 Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

11.            [Intentionally omitted]

12.            Guarantees. The payment by the Issuer of the principal of, premium, if any, interest or Additional Amounts, if any, on the Notes and all other obligations of the Issuer under the Indenture is, subject to Section 10.2 of the Indenture and limitations under applicable law, fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by each of the Guarantors to the extent set forth in the Indenture.

13.            [Intentionally omitted]

14.            [Intentionally omitted]

15.            Denominations; Form; Transfer and Exchange. The Global Notes are in registered form, without coupons, in denominations of €100,000 and integral multiples of €1,000. The Trustee, the Registrar, the Paying Agent and the Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay all taxes and fees required by law or permitted by the Indenture.

16.            Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

17.            Unclaimed Funds. If funds for the payment of principal, interest, premium, or Additional Amounts remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

18.            Legal Defeasance and Covenant Defeasance. The Issuer may be discharged from its obligations under the Indenture and the Notes of any series except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture, in each case upon satisfaction of certain conditions specified in the Indenture.

19.            Amendment; Supplement; Waiver. Subject to certain exceptions specified in the Indenture, the Indenture or any series of Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes of such series then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes of such series may be waived with the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding.

20.            Successors. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

21.            Defaults and Remedies. Subject to certain restrictions, if an Event of Default (other than an Event of Default specified in clause (5) of Section 6.1 of the Indenture) occurs and is continuing with respect to any series of Notes, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes of such series may declare all the Notes of such series to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes of each series then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest, and Additional Amounts, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

22.            Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

23.            No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Parent Guarantors, the Issuer or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Parent Guarantors, the Issuer or any Subsidiary Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

24.            Authentication. This Note shall not be valid until the Trustee or Authenticating Agent signs the certificate of authentication on this Note and the entity appointed as Common Safekeeper by Euroclear and Clearstream effectuates this Note.

25.            Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

26.            ISINs and Common Codes. The Issuer has caused ISINs and Common Codes to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

27.            Governing Law. The Indenture, the Notes and the Guarantees, and the rights and duties of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York.

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be €        . The following decreases/increases in the principal amount at maturity of this Note have been made:

Date of Decrease/ Increase	Decrease in Principal Amount at Maturity	Increase in Principal Amount at Maturity	Total Principal Amount at Maturity Following such Decrease/ Increase	Notation Made by or on Behalf of Trustee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.19 of the Indenture, check the box: ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.19 of the Indenture, state the amount: €

Date:_______________

Your Signature:_______________

(Sign exactly as your name appears on the other side of this Note)

EXHIBIT B-1

TO THE INDENTURE

[FORM OF FACE OF DEFINITIVE NOTE]

THIS NOTE IS A DEFINITIVE NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

[Regulation S Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE DATE ON WHICH SUCH SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S ONLY (A) TO THE ISSUER, THE PARENT OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) TO NON-U.S. PERSONS PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[Rule 144A Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUER, THE PARENT OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO NON-U.S. PERSONS PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (1) EITHER (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF OR WITH ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE THE “PLAN ASSETS” OF ANY SUCH PLANS, OR A “GOVERNMENTAL PLAN” (AS DEFINED IN SECTION 3(32) OF ERISA), “CHURCH PLAN” (AS DEFINED IN SECTION 3(33) OF ERISA), NON-U.S. OR OTHER PLAN OR ARRANGEMENT THAT IS SUBJECT TO FEDERAL, STATE, LOCAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR (B) THE ACQUISITION AND HOLDING OF THIS SECURITY OR AN INTEREST THEREIN BY THE HOLDER DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A NON-EXEMPT VIOLATION OF SIMILAR LAW, AND (2) THE HOLDER WILL NOT SELL OR OTHERWISE TRANSFER THIS SECURITY UNLESS SUCH SUBSEQUENT TRANSFEREE HAS MADE THE REPRESENTATIONS AND WARRANTEES IN (1) ABOVE.

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

SMURFIT KAPPA TREASURY UNLIMITED COMPANY

0.50% SENIOR NOTE DUE 2029

Common Code:____________

ISIN:____________

No.______________________________________________________________________ €___________

SMURFIT KAPPA TREASURY UNLIMITED COMPANY, a public unlimited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “Issuer”, which term includes any successor corporation), for value received promises to pay €__________to __________ or registered assigns upon surrender hereof the principal sum of__________ Euros (€__________), on September 22, 2029.

Interest Payment Dates: September 22 of each year, commencing September 22, 2022.

Record Dates: September 8 of each year.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:

SMURFIT KAPPA TREASURY UNLIMITED COMPANY

By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

Deutsche Bank Luxembourg S.A.,
as Authenticating Agent for
DEUTSCHE TRUSTEE COMPANY LIMITED, as Trustee

By:
Name:
Title:

Dated:

[FORM OF REVERSE]

SMURFIT KAPPA TREASURY UNLIMITED COMPANY

0.50% SENIOR NOTE DUE 2029

1.            Interest. SMURFIT KAPPA TREASURY UNLIMITED COMPANY, a public unlimited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on the 2029 Notes will be payable annually in arrears on September 22 of each year, commencing September 22, 2022. The Issuer will make each interest payment to the Holders of record at the close of business on the immediately preceding September 8. Rights of holders of beneficial interests to receive such payments will be subject to applicable procedures of Euroclear and Clearstream, as applicable. Interest on the 2029 Notes will accrue at the rate of 0.50% per annum on the aggregate nominal amount of the 2029 Notes outstanding. Interest accruing on all 2029 Notes then outstanding shall be payable in cash. Interest on the 2029 Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid or duly provided for on the 2029 Notes (or September 22, 2021 if no interest has been paid on the 2029 Notes), to but excluding the next scheduled interest payment date, pursuant to the convention referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

2.            Additional Amounts. All payments made by the Payor on the Notes or any Guarantor with respect to its Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of (1) any jurisdiction in which the Payor or any Guarantor or successor Guarantor is organized or otherwise considered resident for tax purposes or any political subdivision or governmental authority of any thereof or therein having power to tax, or (2) any jurisdiction from or through which payment on the Notes or any of the Guarantees is made, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction shall at any time be required from any payments made with respect to the Notes or the Guarantees, including, without limitation, payments of principal, Redemption Price, interest or premium, if any, the Payor or the relevant Guarantor, as applicable, will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(1)            withholding or deduction imposed or levied by or on behalf of a Relevant Taxing Jurisdiction upon any payments to a Holder or Beneficial Owner who is liable for such Taxes in respect of the Notes by reason of the Holder (or a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) or Beneficial Owner having any present or former connection with such Relevant Taxing Jurisdiction (including, without limitation, being resident for tax purposes, being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such Relevant Taxing Jurisdiction) other than a connection arising from the acquisition, ownership or holding of such Note or enforcement of rights thereunder or the receipt of payments in respect of the Notes or with respect to any Guarantee;

(2)            any Taxes that would not have been imposed if the Holder or Beneficial Owner had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the applicable Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the applicable Relevant Taxing Jurisdiction, the relevant Holder or Beneficial Owner at that time has been notified in writing by the Payor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made);

(3)            except in the case of the winding up of the Payor, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Payor’s actions, presentment could not have been made elsewhere and except to the extent that the Holder would have been entitled to Additional Amounts had the Notes been presented elsewhere);

(4)            any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented during such 30 day period);

(5)            any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest, if any, on the Notes or with respect to any Guarantee;

(6)            any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other governmental charge;

(7)            a Tax imposed in connection with a Note presented for payment by or on behalf of a Holder or Beneficial Owner who would have been able to avoid such Tax by presenting the relevant Note to, or otherwise accept payment from, another paying agent in a member state of the European Union;

(8)            any Taxes imposed, deducted or withheld pursuant to section 1471(b) of the Code or otherwise imposed pursuant to sections 1471 through 1474 of the Code, in each case, as of the Issue Date (and any amended or successor version that is substantively comparable), any current or future regulations or agreements thereunder, official interpretations thereof or any law implementing an intergovernmental agreement relating thereto; or

(9)            any combination of clauses (1) through (8) above.

Such Additional Amounts will also not be payable where, had the Beneficial Owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (9) inclusive above.

Upon request, the Issuer will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders upon request.

3.            Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the Record Date with respect to such Notes immediately preceding the interest payment date for such interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay all amounts owing hereunder in euros. With respect to payments in euros, if (i) a Holder has given wire transfer instructions to the Issuer and the Paying Agent in writing, (ii) the Paying Agent has received such written wire transfer instruction at least 15 days prior to the date of the relevant payment and (iii) for so long as the Notes of the relevant series are listed on Euronext Dublin, such holder has also provided such notice to the Paying Agent, then the Issuer will pay all interest, premium and Additional Amounts, if any, on that Holder’s Notes in accordance with those instructions by wire transfer of same day funds to the Paying Agent who in turn will wire such funds to the Holder hereof or to such other Person as the Holder hereof may in writing to the Paying Agent direct. In all other cases, the Issuer may elect to make payments of interest, premium and Additional Amounts, if any, on a Holder’s Notes by check mailed to the Holders at their addresses set forth in the register of Holders. Payments on Notes will be made through the office or agency of the Paying Agent and Registrar for the Notes unless the Issuer elects to make interest payments by check as previously described. If payments are made through the Paying Agent, immediately available funds for the payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.

4.            Paying Agent, Registrar and Transfer Agent. Initially, Deutsche Bank AG, London Branch, will act as Paying Agent and Deutsche Bank Luxembourg S.A. will act as Registrar. In the event that a Paying Agent or Transfer Agent is replaced, the Issuer will provide notice thereof as set forth in the Indenture. The Issuer may change any Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

5.            Indenture. The Issuer issued the Notes under an Indenture, dated as of September 22, 2021 (the “Indenture”), among the Issuer, the Parent Guarantors named therein, the Subsidiary Guarantors named therein, Deutsche Trustee Company Limited, as Trustee, Deutsche Bank AG, London Branch, as Paying Agent, and Deutsche Bank Luxembourg S.A., as Transfer Agent and Registrar. This Note is one of a duly authorized issue of Notes (as defined in the Indenture) of the Issuer designated as its 0.50% Senior Notes due 2029 (the “2029 Notes”). The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of them. The Notes are senior obligations of the Issuer. Additional Notes (as defined in the Indenture) may be issued from time to time under the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

6.            Ranking. The Notes will be senior unsecured obligations of the Issuer and will: (a) rank equally in right of payment with all of the Issuer’s existing and future indebtedness that is not subordinated in right of payment to the Notes; (b) rank senior in right of payment to all of the Issuer’s existing and future indebtedness that is subordinated in right of payment to the Notes; (c) be effectively junior to all of the Issuer’s existing and future secured indebtedness to the extent of the value of the collateral securing such other indebtedness; and (d) be structurally subordinated in right of payment to any obligations of the Issuer’s Subsidiaries other than the Issuer’s Subsidiaries that are Guarantors.

7.            Optional Redemption. Except as set forth below or under Paragraph 8 and 10, none of the 2029 Notes will be redeemable at the Issuer’s option prior to June 22, 2029.

At any time prior to June 22, 2029, the Issuer may redeem the 2029 Notes in whole or in part, at a redemption price equal to the greater of (a) 100% of the principal amount thereof and (b) the present value as of such date of redemption of (i) the redemption price of 100% for such 2029 Note on June 22, 2029, plus (ii) all required interest payments due on such 2029 Note through June 22, 2029 (excluding accrued but unpaid interest to the date of redemption) computed using a discount rate equal to the Bund Rate as of such date of redemption plus 15 basis points calculated by the Issuer, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after June 22, 2029, the Issuer may redeem the 2029 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If and so long as the 2029 Notes are admitted to the Global Exchange Market of Euronext Dublin, and the rules of the Global Exchange Market of Euronext Dublin so require, in the event that the Issuer effects an optional redemption of the 2029 Notes, the Issuer will inform the Companies Announcement Office of Euronext Dublin of such optional redemption and confirm the aggregate principal amount of the 2029 Notes that will remain outstanding following such redemption.

If Holders of not less than 80% in aggregate principal amount of the 2029 Notes validly tender and do not withdraw such 2029 Notes in any tender offer, including a Change of Control Offer, and the Issuer, or any Affiliate or third party making a tender offer, including a Change of Control Offer, in lieu of the Issuer purchases all of the 2029 Notes validly tendered and not withdrawn by such Holders, the Issuer or such Affiliate or third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the tender offer, including a Change of Control Offer, to redeem all 2029 Notes that remain outstanding following such purchase at a price in cash equal to 100% of the principal amount of all such 2029 Notes, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of redemption.

8.            Special Tax Redemption. The Issuer may, at its option, redeem the 2029 Notes in whole, but not in part, at any time upon giving not less than 10 nor more than 60 days’ notice to the Holders of the 2029 Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record of 2029 Notes on the relevant record date to receive interest due on the relevant interest payment date), all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (a “Redemption Price”), if a Payor determines that, as a result of (1) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation or (2) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Payor or any Guarantor is, or on the next interest payment date in respect of the 2029 Notes would be, required to pay Additional Amounts with respect to the 2029 Notes, and the Payor or the relevant Guarantor (as appropriate) cannot avoid such obligation by taking reasonable measures available to it. In the case of the Issuer or any Guarantor as of the Issue Date, the Change in Tax Law must become effective on or after the date of the Offering Memorandum. In the case of a Successor Issuer or any Person who becomes a Guarantor after the Issue Date or any successor of any Guarantor, the Change in Tax Law must become effective after the date that such entity first makes payment on the 2029 Notes or after the date on which such Person became a Guarantor or a successor of any Guarantor, as applicable. Notice of redemption for taxation reasons will be published in accordance with the procedures set forth in the Indenture. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payor or Guarantor, as applicable, would be obligated to make such payment or withholding if a payment in respect of such 2029 Notes were then due. Prior to the publication or mailing of any notice of redemption of 2029 Notes pursuant to the foregoing, the Payor will deliver to the Trustee an opinion of an independent tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee will accept such opinion as sufficient existence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders of the 2029 Notes.

9.            Notice of Redemption. Notice of redemption will be given at least 10 days but not more than 60 days before the relevant Redemption Date or Tax Redemption Date, as the case may be. All such notices in respect of Global Notes will be delivered to the Clearing Agency, which will give notice of such notice to the applicable holders of the beneficial interests in the Notes. Notes in denominations of €100,000 may be redeemed only in whole. No Note of €100,000 in aggregate principal amount or less, or other than in an integral multiple of €1,000 in excess thereof, shall be redeemed in part.

Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuer defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest, or Additional Amounts, if any, and the only right of the Holders of such Notes will be to receive payment of the Redemption Price. Any such redemption and notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.

10.            Change of Control Offer. Upon the occurrence of a Change of Control Repurchase Event with respect to the 2029 Notes, the Issuer will be required to make an offer to purchase all or any part (equal to €100,000 in principal amount and integral multiples of €1,000 in excess thereof) of the 2029 Notes on the Change of Control Payment Date at a purchase price in cash equal to the Change of Control Payment (subject to the right of Holders of record of Definitive Notes on the relevant Record Date to receive interest and Additional Amounts, if any, on the relevant interest payment date). Holders of 2029 Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Issuer prior to any related Change of Control Payment Date and may elect to have such 2029 Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

11.            [Intentionally omitted]

12.            Guarantees. The payment by the Issuer of the principal of, premium, if any, interest or Additional Amounts, if any, on the Notes and all other obligations of the Issuer under the Indenture is, subject to Section 10.2 of the Indenture and limitations under applicable law, fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by each of the Guarantors to the extent set forth in the Indenture.

13.            [Intentionally omitted]

14.            [Intentionally omitted]

15.            Denominations; Form; Transfer and Exchange. The Global Notes are in registered form, without coupons, in denominations of €100,000 and integral multiples of €1,000. The Trustee, the Registrar, the Paying Agent and the Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay all taxes and fees required by law or permitted by the Indenture.

16.            Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

17.            Unclaimed Funds. If funds for the payment of principal, interest, premium, or Additional Amounts remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

18.            Legal Defeasance and Covenant Defeasance. The Issuer may be discharged from its obligations under the Indenture and the Notes of any series except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture, in each case upon satisfaction of certain conditions specified in the Indenture.

19.            Amendment; Supplement; Waiver. Subject to certain exceptions specified in the Indenture, the Indenture or any series of Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes of such series then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes of such series may be waived with the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding.

20.            Successors. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

21.            Defaults and Remedies. Subject to certain restrictions, if an Event of Default (other than an Event of Default specified in clause (5) of Section 6.1 of the Indenture) occurs and is continuing with respect to any series of Notes, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes of such series may declare all the Notes of such series to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes of each series then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest, and Additional Amounts, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

22.            Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

23.            No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Parent Guarantors, the Issuer or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Parent Guarantors, the Issuer or any Subsidiary Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

24.            Authentication. This Note shall not be valid until the Trustee or Authenticating Agent signs the certificate of authentication on this Note.

25.            Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

26.            ISINs and Common Codes. The Issuer has caused ISINs and Common Codes to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

27.            Governing Law. The Indenture, the Notes and the Guarantees, and the rights and duties of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM

To assign this Note fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint                                  agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:_______________ Your Signature______________________:

Sign exactly as your name appears on the other side of this Note.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.19 of the Indenture, check the box: ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.19 of the Indenture, state the amount: €

Date:____________

Your Signature:_____________

(Sign exactly as your name appears on the other side of this Note)

EXHIBIT B-2

TO THE INDENTURE

[FORM OF FACE OF DEFINITIVE NOTE]

THIS NOTE IS A DEFINITIVE NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

[Regulation S Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE DATE ON WHICH SUCH SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S ONLY (A) TO THE ISSUER, THE PARENT OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) TO NON-U.S. PERSONS PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[Rule 144A Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE ISSUER, THE PARENT OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO NON-U.S. PERSONS PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (1) EITHER (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF OR WITH ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE THE “PLAN ASSETS” OF ANY SUCH PLANS, OR A “GOVERNMENTAL PLAN” (AS DEFINED IN SECTION 3(32) OF ERISA), “CHURCH PLAN” (AS DEFINED IN SECTION 3(33) OF ERISA), NON-U.S. OR OTHER PLAN OR ARRANGEMENT THAT IS SUBJECT TO FEDERAL, STATE, LOCAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR (B) THE ACQUISITION AND HOLDING OF THIS SECURITY OR AN INTEREST THEREIN BY THE HOLDER DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A NON-EXEMPT VIOLATION OF SIMILAR LAW, AND (2) THE HOLDER WILL NOT SELL OR OTHERWISE TRANSFER THIS SECURITY UNLESS SUCH SUBSEQUENT TRANSFEREE HAS MADE THE REPRESENTATIONS AND WARRANTEES IN (1) ABOVE.

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

SMURFIT KAPPA TREASURY UNLIMITED COMPANY

0.50% SENIOR NOTE DUE 2029

Common Code:____________

ISIN:____________

No.______________________________________________________________________ €___________

SMURFIT KAPPA TREASURY UNLIMITED COMPANY, a public unlimited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “Issuer”, which term includes any successor corporation), for value received promises to pay €__________to __________ or registered assigns upon surrender hereof the principal sum of__________ Euros (€__________), on September 22, 2029.

Interest Payment Dates: September 22 of each year, commencing September 22, 2022.

Record Dates: September 8 of each year.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:

SMURFIT KAPPA TREASURY UNLIMITED COMPANY

By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

Deutsche Bank Luxembourg S.A.,
as Authenticating Agent for
DEUTSCHE TRUSTEE COMPANY LIMITED, as Trustee

By:
Name:
Title:

Dated:

[FORM OF REVERSE]

SMURFIT KAPPA TREASURY UNLIMITED COMPANY

1.00% SENIOR NOTE DUE 2033

1.            Interest. SMURFIT KAPPA TREASURY UNLIMITED COMPANY, a public unlimited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “Issuer”), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on the 2033 Notes will be payable annually in arrears on September 22 of each year, commencing September 22, 2022. The Issuer will make each interest payment to the Holders of record at the close of business on the immediately preceding September 8. Rights of holders of beneficial interests to receive such payments will be subject to applicable procedures of Euroclear and Clearstream, as applicable. Interest on the 2033 Notes will accrue at the rate of 1.00% per annum on the aggregate nominal amount of the 2033 Notes outstanding. Interest accruing on all 2033 Notes then outstanding shall be payable in cash. Interest on the 2033 Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid or duly provided for on the 2033 Notes (or September 22, 2021 if no interest has been paid on the 2033 Notes), to but excluding the next scheduled interest payment date, pursuant to the convention referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

2.            Additional Amounts. All payments made by the Payor on the Notes or any Guarantor with respect to its Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of (1) any jurisdiction in which the Payor or any Guarantor or successor Guarantor is organized or otherwise considered resident for tax purposes or any political subdivision or governmental authority of any thereof or therein having power to tax, or (2) any jurisdiction from or through which payment on the Notes or any of the Guarantees is made, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction shall at any time be required from any payments made with respect to the Notes or the Guarantees, including, without limitation, payments of principal, Redemption Price, interest or premium, if any, the Payor or the relevant Guarantor, as applicable, will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(1)            withholding or deduction imposed or levied by or on behalf of a Relevant Taxing Jurisdiction upon any payments to a Holder or Beneficial Owner who is liable for such Taxes in respect of the Notes by reason of the Holder (or a fiduciary, settlor, beneficiary, member, partner or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) or Beneficial Owner having any present or former connection with such Relevant Taxing Jurisdiction (including, without limitation, being resident for tax purposes, being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such Relevant Taxing Jurisdiction) other than a connection arising from the acquisition, ownership or holding of such Note or enforcement of rights thereunder or the receipt of payments in respect of the Notes or with respect to any Guarantee;

(2)            any Taxes that would not have been imposed if the Holder or Beneficial Owner had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the applicable Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the applicable Relevant Taxing Jurisdiction, the relevant Holder or Beneficial Owner at that time has been notified in writing by the Payor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made);

(3)            except in the case of the winding up of the Payor, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction (unless by reason of the Payor’s actions, presentment could not have been made elsewhere and except to the extent that the Holder would have been entitled to Additional Amounts had the Notes been presented elsewhere);

(4)            any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented during such 30 day period);

(5)            any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest, if any, on the Notes or with respect to any Guarantee;

(6)            any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other governmental charge;

(7)            a Tax imposed in connection with a Note presented for payment by or on behalf of a Holder or Beneficial Owner who would have been able to avoid such Tax by presenting the relevant Note to, or otherwise accept payment from, another paying agent in a member state of the European Union;

(8)            any Taxes imposed, deducted or withheld pursuant to section 1471(b) of the Code or otherwise imposed pursuant to sections 1471 through 1474 of the Code, in each case, as of the Issue Date (and any amended or successor version that is substantively comparable), any current or future regulations or agreements thereunder, official interpretations thereof or any law implementing an intergovernmental agreement relating thereto; or

(9)            any combination of clauses (1) through (8) above.

Such Additional Amounts will also not be payable where, had the Beneficial Owner of the Note been the Holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (9) inclusive above.

Upon request, the Issuer will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders upon request.

3.            Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the Record Date with respect to such Notes immediately preceding the interest payment date for such interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay all amounts owing hereunder in euros. With respect to payments in euros, if (i) a Holder has given wire transfer instructions to the Issuer and the Paying Agent in writing, (ii) the Paying Agent has received such written wire transfer instruction at least 15 days prior to the date of the relevant payment and (iii) for so long as the Notes of the relevant series are listed on Euronext Dublin, such holder has also provided such notice to the Paying Agent, then the Issuer will pay all interest, premium and Additional Amounts, if any, on that Holder’s Notes in accordance with those instructions by wire transfer of same day funds to the Paying Agent who in turn will wire such funds to the Holder hereof or to such other Person as the Holder hereof may in writing to the Paying Agent direct. In all other cases, the Issuer may elect to make payments of interest, premium and Additional Amounts, if any, on a Holder’s Notes by check mailed to the Holders at their addresses set forth in the register of Holders. Payments on Notes will be made through the office or agency of the Paying Agent and Registrar for the Notes unless the Issuer elects to make interest payments by check as previously described. If payments are made through the Paying Agent, immediately available funds for the payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.

4.            Paying Agent, Registrar and Transfer Agent. Initially, Deutsche Bank AG, London Branch, will act as Paying Agent and Deutsche Bank Luxembourg S.A. will act as Registrar. In the event that a Paying Agent or Transfer Agent is replaced, the Issuer will provide notice thereof as set forth in the Indenture. The Issuer may change any Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act in any such capacity.

5.            Indenture. The Issuer issued the Notes under an Indenture, dated as of September 22, 2021 (the “Indenture”), among the Issuer, the Parent Guarantors named therein, the Subsidiary Guarantors named therein, Deutsche Trustee Company Limited, as Trustee, Deutsche Bank AG, London Branch, as Paying Agent, and Deutsche Bank Luxembourg S.A., as Transfer Agent and Registrar. This Note is one of a duly authorized issue of Notes (as defined in the Indenture) of the Issuer designated as its 1.00% Senior Notes due 2033 (the “2033 Notes”). The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of them. The Notes are senior obligations of the Issuer. Additional Notes (as defined in the Indenture) may be issued from time to time under the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

6.            Ranking. The Notes will be senior unsecured obligations of the Issuer and will: (a) rank equally in right of payment with all of the Issuer’s existing and future indebtedness that is not subordinated in right of payment to the Notes; (b) rank senior in right of payment to all of the Issuer’s existing and future indebtedness that is subordinated in right of payment to the Notes; (c) be effectively junior to all of the Issuer’s existing and future secured indebtedness to the extent of the value of the collateral securing such other indebtedness; and (d) be structurally subordinated in right of payment to any obligations of the Issuer’s Subsidiaries other than the Issuer’s Subsidiaries that are Guarantors.

7.            Optional Redemption. Except as set forth below or under Paragraph 8 and 10, none of the 2033 Notes will be redeemable at the Issuer’s option prior to June 22, 2033.

At any time prior to June 22, 2033, the Issuer may redeem the 2033 Notes in whole or in part, at a redemption price equal to the greater of (a) 100% of the principal amount thereof and (b) the present value as of such date of redemption of (i) the redemption price of 100% for such 2033 Note on June 22, 2033, plus (ii) all required interest payments due on such 2033 Note through June 22, 2033 (excluding accrued but unpaid interest to the date of redemption) computed using a discount rate equal to the Bund Rate as of such date of redemption plus 20 basis points calculated by the Issuer, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after June 22, 2033, the Issuer may redeem the 2033 Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

If and so long as the 2033 Notes are admitted to the Global Exchange Market of Euronext Dublin, and the rules of the Global Exchange Market of Euronext Dublin so require, in the event that the Issuer effects an optional redemption of the 2033 Notes, the Issuer will inform the Companies Announcement Office of Euronext Dublin of such optional redemption and confirm the aggregate principal amount of the 2033 Notes that will remain outstanding following such redemption.

If Holders of not less than 80% in aggregate principal amount of the 2033 Notes validly tender and do not withdraw such 2033 Notes in any tender offer, including a Change of Control Offer, and the Issuer, or any Affiliate or third party making a tender offer, including a Change of Control Offer, in lieu of the Issuer purchases all of the 2033 Notes validly tendered and not withdrawn by such Holders, the Issuer or such Affiliate or third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the tender offer, including a Change of Control Offer, to redeem all 2033 Notes that remain outstanding following such purchase at a price in cash equal to 100% of the principal amount of all such 2033 Notes, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of redemption.

8.            Special Tax Redemption. The Issuer may, at its option, redeem the 2033 Notes in whole, but not in part, at any time upon giving not less than 10 nor more than 60 days’ notice to the Holders of the 2033 Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record of 2033 Notes on the relevant record date to receive interest due on the relevant interest payment date), all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (a “Redemption Price”), if a Payor determines that, as a result of (1) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation or (2) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Payor or any Guarantor is, or on the next interest payment date in respect of the 2033 Notes would be, required to pay Additional Amounts with respect to the 2033 Notes, and the Payor or the relevant Guarantor (as appropriate) cannot avoid such obligation by taking reasonable measures available to it. In the case of the Issuer or any Guarantor as of the Issue Date, the Change in Tax Law must become effective on or after the date of the Offering Memorandum. In the case of a Successor Issuer or any Person who becomes a Guarantor after the Issue Date or any successor of any Guarantor, the Change in Tax Law must become effective after the date that such entity first makes payment on the 2033 Notes or after the date on which such Person became a Guarantor or a successor of any Guarantor, as applicable. Notice of redemption for taxation reasons will be published in accordance with the procedures set forth in the Indenture. Notwithstanding the foregoing, no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Payor or Guarantor, as applicable, would be obligated to make such payment or withholding if a payment in respect of such 2033 Notes were then due. Prior to the publication or mailing of any notice of redemption of 2033 Notes pursuant to the foregoing, the Payor will deliver to the Trustee an opinion of an independent tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee will accept such opinion as sufficient existence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders of the 2033 Notes.

9.            Notice of Redemption. Notice of redemption will be given at least 10 days but not more than 60 days before the relevant Redemption Date or Tax Redemption Date, as the case may be. All such notices in respect of Global Notes will be delivered to the Clearing Agency, which will give notice of such notice to the applicable holders of the beneficial interests in the Notes. Notes in denominations of €100,000 may be redeemed only in whole. No Note of €100,000 in aggregate principal amount or less, or other than in an integral multiple of €1,000 in excess thereof, shall be redeemed in part.

Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuer defaults in the payment of such Redemption Price, the Notes called for redemption will cease to bear interest, or Additional Amounts, if any, and the only right of the Holders of such Notes will be to receive payment of the Redemption Price. Any such redemption and notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.

10.            Change of Control Offer. Upon the occurrence of a Change of Control Repurchase Event with respect to the 2033 Notes, the Issuer will be required to make an offer to purchase all or any part (equal to €100,000 in principal amount and integral multiples of €1,000 in excess thereof) of the 2033 Notes on the Change of Control Payment Date at a purchase price in cash equal to the Change of Control Payment (subject to the right of Holders of record of Definitive Notes on the relevant Record Date to receive interest and Additional Amounts, if any, on the relevant interest payment date). Holders of 2033 Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Issuer prior to any related Change of Control Payment Date and may elect to have such 2033 Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

11.            [Intentionally omitted]

12.            Guarantees. The payment by the Issuer of the principal of, premium, if any, interest or Additional Amounts, if any, on the Notes and all other obligations of the Issuer under the Indenture is, subject to Section 10.2 of the Indenture and limitations under applicable law, fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by each of the Guarantors to the extent set forth in the Indenture.

13.            [Intentionally omitted]

14.            [Intentionally omitted]

15.            Denominations; Form; Transfer and Exchange. The Global Notes are in registered form, without coupons, in denominations of €100,000 and integral multiples of €1,000. The Trustee, the Registrar, the Paying Agent and the Transfer Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay all taxes and fees required by law or permitted by the Indenture.

16.            Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

17.            Unclaimed Funds. If funds for the payment of principal, interest, premium, or Additional Amounts remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

18.            Legal Defeasance and Covenant Defeasance. The Issuer may be discharged from its obligations under the Indenture and the Notes of any series except for certain provisions thereof, and may be discharged from its obligations to comply with certain covenants contained in the Indenture, in each case upon satisfaction of certain conditions specified in the Indenture.

19.            Amendment; Supplement; Waiver. Subject to certain exceptions specified in the Indenture, the Indenture or any series of Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes of such series then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes of such series may be waived with the consent of the Holders of a majority in principal amount of the Notes of such series then outstanding.

20.            Successors. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

21.            Defaults and Remedies. Subject to certain restrictions, if an Event of Default (other than an Event of Default specified in clause (5) of Section 6.1 of the Indenture) occurs and is continuing with respect to any series of Notes, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes of such series may declare all the Notes of such series to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes of each series then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, premium, interest, and Additional Amounts, if any, including an accelerated payment) if it determines that withholding notice is in their interest.

22.            Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

23.            No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Parent Guarantors, the Issuer or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Parent Guarantors, the Issuer or any Subsidiary Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

24.            Authentication. This Note shall not be valid until the Trustee or Authenticating Agent signs the certificate of authentication on this Note.

25.            Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

26.            ISINs and Common Codes. The Issuer has caused ISINs and Common Codes to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

27.            Governing Law. The Indenture, the Notes and the Guarantees, and the rights and duties of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM

To assign this Note fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint                                agent to transfer this Note on the books of the Issuer.

The agent may substitute another to act for him.

Date:_______________ Your Signature:______________________

Sign exactly as your name appears on the other side of this Note.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.19 of the Indenture, check the box: ☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.19 of the Indenture, state the amount: €

Date:____________

Your Signature:___________

(Sign exactly as your name appears on the other side of this Note)

EXHIBIT C-1

TO THE INDENTURE

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM

2029 RULE 144A GLOBAL NOTE TO 2029 REGULATION S GLOBAL NOTE

(TRANSFERS PURSUANT TO SECTION 2.7(B) OF THE INDENTURE)

Smurfit Kappa Treasury Unlimited Company

c/o Deutsche Trustee Company Limited, as Trustee

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Attention: Trust & Security Services

Deutsche Bank Luxembourg S.A., as Transfer Agent and Registrar

2, boulevard Konrad Adenauer

L-1115 Luxembourg

Grand Duchy of Luxembourg

RE: 0.50% Senior Notes due 2029 (the “2029 Notes”) of Smurfit Kappa Treasury Unlimited Company (the “Issuer”)

Reference is hereby made to the Indenture, dated as of September 22, 2021 (the “Indenture”), among the Issuer, the Parent Guarantors named therein, the Subsidiary Guarantors named therein, Deutsche Trustee Company Limited, as Trustee, Deutsche Bank AG, London Branch, as Paying Agent, and Deutsche Bank Luxembourg S.A., as Transfer Agent and Registrar. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

This letter relates to €__________ (being any integral multiple of €1,000 in excess of €100,000) principal amount of 2029 Notes which are evidenced by 2029 Rule 144A Global Notes (ISIN__________; Common Code__________) and held by you on behalf of the Common Safekeeper who in turn is holding an interest therein on behalf of the undersigned (the “Transferor”). The Transferor hereby requests that on [INSERT DATE] such beneficial interest in the 2029 Rule 144A Global Note be transferred or exchanged for an interest in the 2029 Regulation S Global Note (ISIN__________; Common Code__________) in the form of an equal aggregate principal amount of 2029 Notes. If this is a partial transfer, a minimum amount of €100,000 and any integral multiple of €1,000 in excess thereof of the 2029 Rule 144A Global Note will remain outstanding.

In connection with such request and in respect of such 2029 Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the 2029 Notes and pursuant to and in accordance with Rule 903 or 904 of Regulation S under the Securities Act, and accordingly the Transferor further certifies that:

(A)          (1) the offer of the 2029 Notes was not made to a person in the United States;

(2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was prearranged with a buyer in the United States,

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) if the transfer is made prior to the expiration of 40 days after the later of the Issue Date and the last date on which the Issuer or any of its affiliates was the owner of such 2029 Notes (and the Guarantees thereof) (or any predecessor thereto), the transfer was not made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser of the 2029 Notes).

OR

(B)          such transfer is being made in accordance with Rule 144 under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

Dated:____________

[Name of Transferor]

By:
Name:
Title:
Telephone No.:

Please print name and address (including zip code number)

EXHIBIT C-2

TO THE INDENTURE

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM

2033 RULE 144A GLOBAL NOTE TO 2033 REGULATION S GLOBAL NOTE

(TRANSFERS PURSUANT TO SECTION 2.7(B) OF THE INDENTURE)

Smurfit Kappa Treasury Unlimited Company

c/o Deutsche Trustee Company Limited, as Trustee

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

Attention: Trust & Security Services

Deutsche Bank Luxembourg S.A., as Transfer Agent and Registrar

2, boulevard Konrad Adenauer

L-1115 Luxembourg

Grand Duchy of Luxembourg

RE:         1.00% Senior Notes due 2033 (the “2033 Notes”) of Smurfit Kappa Treasury Unlimited Company (the “Issuer”)

Reference is hereby made to the Indenture, dated as of September 22, 2021 (the “Indenture”), among the Issuer, the Parent Guarantors named therein, the Subsidiary Guarantors named therein, Deutsche Trustee Company Limited, as Trustee, Deutsche Bank AG, London Branch, as Paying Agent, and Deutsche Bank Luxembourg S.A., as Transfer Agent and Registrar. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

This letter relates to €__________ (being any integral multiple of €1,000 in excess of €100,000) principal amount of 2033 Notes which are evidenced by 2033 Rule 144A Global Notes (ISIN__________; Common Code__________) and held by you on behalf of the Common Safekeeper who in turn is holding an interest therein on behalf of the undersigned (the “Transferor”). The Transferor hereby requests that on [INSERT DATE] such beneficial interest in the 2033 Rule 144A Global Note be transferred or exchanged for an interest in the 2033 Regulation S Global Note (ISIN__________; Common Code__________) in the form of an equal aggregate principal amount of 2033 Notes. If this is a partial transfer, a minimum amount of €100,000 and any integral multiple of €1,000 in excess thereof of the 2033 Rule 144A Global Note will remain outstanding.

In connection with such request and in respect of such 2033 Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the 2033 Notes and pursuant to and in accordance with Rule 903 or 904 of Regulation S under the Securities Act, and accordingly the Transferor further certifies that:

(A)          (1) the offer of the 2033 Notes was not made to a person in the United States;

(2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was prearranged with a buyer in the United States,

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) if the transfer is made prior to the expiration of 40 days after the later of the Issue Date and the last date on which the Issuer or any of its affiliates was the owner of such 2033 Notes (and the Guarantees thereof) (or any predecessor thereto), the transfer was not made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser of the 2033 Notes).

OR

(B)          such transfer is being made in accordance with Rule 144 under the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

Dated:____________

[Name of Transferor]

By:
Name:
Title:
Telephone No.:

Please print name and address (including zip code number)

EXHIBIT D

TO THE INDENTURE

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [date], among (i) [subsidiary guarantor] (the “New Guarantor”), a [type of company] organized under the laws of [jurisdiction of organization] with its registered office at [registered office] and a Subsidiary, (ii) Smurfit Kappa Treasury Unlimited Company, a public unlimited company incorporated under the laws of Ireland and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “Issuer”), (iii) Deutsche Trustee Company Limited, as Trustee, (iv) Deutsche Bank AG, London Branch, as Paying Agent and (v) Deutsche Bank Luxembourg S.A., as Transfer Agent and Registrar.

WITNESSETH:

WHEREAS the Issuer has heretofore executed an Indenture dated as of September 22, 2021 (the “Indenture”), providing for the issuance of the Notes by the Issuer;

WHEREAS Section 4.8 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture providing for a Guarantee of payment of the Notes by the New Guarantor on the terms and conditions set forth herein; and WHEREAS pursuant to Section 9.1 of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder of a Note;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.            Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors, to fully and unconditionally guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Article X of the Indenture and all the other applicable provisions of the Indenture and the Notes.

2.            Agreement to be Bound. The New Guarantor hereby shall be a party to the Indenture as a Guarantor and as such shall have all of the rights of, be subject to all of the obligations and agreements of and be bound by all of the provisions applicable to a Guarantor of the Notes under the Indenture and the Notes.

3.            Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4.            Governing Law. This Supplemental Indenture and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

5.            Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

6.            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7.            Incorporation by Reference. Section 11.8 of the Indenture is incorporated by reference into this Supplemental Indenture as if more fully set out herein.

8.            Effect of Headings; Certain Definitions. The Section headings herein are for convenience only and shall not affect the construction thereof. Any capitalized term used but not otherwise defined herein shall have the meaning set forth in the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By
Name:
Title:

SIGNED and DELIVERED as a deed
for and on behalf of
SMURFIT KAPPA TREASURY
UNLIMITED COMPANY
by its duly authorised attorney

[ ]

in the presence of [ ]

Signature

Witness (Signature)

Print Address

Witness Occupation

DEUTSCHE TRUSTEE COMPANY LIMITED, as Trustee

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT E

TO THE INDENTURE

New Safekeeping Structure Duties

The Issuer and each Agent will comply with the following provisions:

1.	The Paying Agent will inform each of Euroclear and Clearstream (the “ICSDs”), through the common service provider appointed by the ICSDs to service the Notes (the “CSP”), of the initial issue outstanding amount (and as subsequently marked up or down in accordance with the following provisions, the “IOA”) for the Notes on or prior to the closing date.

2.	The Issuer authorizes and instructs the Paying Agent to (i) cause interests in a Global Note to be exchanged for Definitive Registered Notes in accordance with the terms of this Indenture and (ii) instruct the ICSDs to make appropriate entries in their records to reflect such exchanges from time to time.

3.	Upon the issuance of a subsequent tranche or any additional series of Notes under this Indenture in accordance with its terms, the Paying Agent, on behalf of the Issuer, will instruct the ICSDs to make appropriate entries in their records to reflect the increased outstanding aggregate principal amount of the relevant Notes or additional series of Notes.

4.	If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customers’ interest in the Notes, the Paying Agent will (to the extent known to it) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the CSP) to ensure that the records of the ICSDs reflecting the IOA of the Notes remain at all times accurate.

5.	The Paying Agent will at least once every month perform a reconciliation process with the ICSDs (through the CSP) with respect to the IOA for the Notes and will promptly inform the ICSDs (through the CSP) of any discrepancies.

6.	The Paying Agent will promptly assist the ICSDs (through the CSP) in resolving any discrepancy identified in the records reflecting the IOA of the Notes.

7.	The Paying Agent will promptly provide to the ICSDs (through the CSP) details of all amounts paid by it under the Notes.

8.	The Paying Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.

9.	The Paying Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) copies of all information that is given to the holders of the Notes.

10.	The Paying Agent will promptly pass on to the Issuer all communications it receives from the ICSDs directly or through the CSP relating to the Notes.

11.	The Paying Agent will (to the extent known to it) promptly notify the ICSDs (through the CSP) of any failure by the Issuer to make any payment due under the Notes when due.

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